                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             RESOURCE AMERICA, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   72-0654145
                      (I.R.S. Employer Identification No.)

       1521 Locust Street, Philadelphia, Pennsylvania 19102 (215-546-5005) (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

    Michael L. Staines, 1521 Locust Street, Philadelphia, Pennsylvania 19102
                                 (215-546-5005)
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
J. Baur Whittlesey, Esq.                         Dave Muchnikoff, P.C.
Ledgewood Law Firm, P.C.                         Silver, Freedman & Taff, L.L.P.
1521 Locust Street                               1100 New York Avenue, N.W.
Philadelphia, PA 19102                           Washington, D.C. 20005-3934
(215) 735-0663                                   (202) 682-0354

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]________.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]__________.

                                CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
Title of each class of                                        Proposed                 Proposed maximum
securities to be                  Amount to be            maximum offering            aggregate offering               Amount of
registered                         registered             price per note(1)                price(1)                registration fee
------------------------------------------------------------------------------------------------------------------------------------
12% Senior Notes due               115,000                    $1,000                     $115,000,000                 $34,848.48
2004
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933 based upon the book value of the 12% Senior Notes as of November 14, 1997.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS                                                 Subject to Completion
                                                               November 14, 1997

                                     [LOGO]
                             RESOURCE AMERICA, INC.

OFFER BY RESOURCE AMERICA, INC. TO EXCHANGE 12% SENIOR NOTES DUE 2004 (THE "NEW NOTES"), WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL OF ITS CURRENTLY OUTSTANDING 12% SENIOR NOTES DUE 2004 (THE "OLD NOTES").

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 15, 1998, UNLESS EXTENDED.

              Resource America, Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal and related documents (which together constitute the "Exchange Offer"), to exchange up to $115 million aggregate principal amount of its 12% Senior Notes due 2004 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein), of which this Prospectus is a part, for a like aggregate principal amount of its currently outstanding 12% Senior Notes due 2004 (the "Old Notes"), of which $115 million aggregate principal amount is outstanding. The Old Notes and the New Notes are collectively sometimes referred to as the "Notes."

              The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes, and (ii) the New Notes will not provide for any increase in the interest rate thereon since the Old Notes provided for such increases only in the event that the Old Notes were not registered under the Securities Act within the period specified in the Old Notes. See "Description of New Notes" and "Description of Old Notes." The New Notes are being offered in exchange for the Old Notes in order to satisfy certain obligations of the Company under the Registration Rights Agreement (the "Registration Rights Agreement") dated July 22, 1997 between the Company and Friedman, Billings, Ramsey & Co., Inc., the initial purchaser of the Old Notes (the "Initial Purchaser"). In the event the Exchange Offer is consummated, any Old Notes remaining outstanding after consummation of the Exchange Offer and the New Notes issued in the Exchange Offer will vote together as a single class for purposes of determining whether Holders of the requisite percentage in aggregate principal amount of Notes have taken certain actions or exercised certain rights under the Indenture dated July 22, 1997 (the "Indenture") pursuant to which the Old Notes were issued.

              The New Notes will be unsecured general obligations of the Company which will rank senior in right of payment to all subordinated debt of the Company and pari passu with or senior to all existing and future general unsecured indebtedness of the Company. The New Notes will be subordinate to all liabilities under the Company's existing or future secured indebtedness or indebtedness incurred under existing or future credit facilities. In addition, the business operations of the Company are conducted through its Subsidiaries, and accordingly, the New Notes will be effectively subordinated to all existing and future obligations of the Company's Subsidiaries. As of September 30, 1997, the Company and its Subsidiaries had outstanding $4.5 million of debt, with an aggregate yearly debt service of $1.1 million, and $45 million available under various credit facilities (which have an aggregate of $585,000 in outstanding draws) which are senior to the New Notes, and an additional $4.2 million of unsecured debt ranking pari passu with the New Notes. The Company has also guaranteed performance by a Subsidiary of the Subsidiary's guarantee of a $5.5 million obligation of a special purpose financing entity.

              The New Notes are not redeemable prior to August 1, 2002; thereafter they are redeemable at the option of the Company at the redemption prices set forth herein plus accrued interest to the redemption date. No sinking fund is provided for the New Notes. Upon a Change in Control Event (as defined in the Indenture), each Holder has the right to require the Company to repurchase such Holder's Notes, in whole or in part, at 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the repurchase date. See "Description of Old Notes" and "Description of New Notes."

              The New Notes will be represented by one or more "global notes" registered in the name of a nominee of The Depository Trust Company, as depositary (the "Depositary"). Beneficial interests in the global notes will be shown on, and transfer thereof will be effected only through, records maintained by the Depositary and its participants. Owners of beneficial interests in the global notes will not be considered Holders of the New Notes. See "Description of Notes - Book-Entry Delivery and Form."

 SEE "RISK FACTORS" COMMENCING ON PAGE 25 FOR CERTAIN INFORMATION THAT SHOULD BE
       CONSIDERED BY HOLDERS WHO TENDER OLD NOTES IN THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is November __, 1997.

              Based upon certain interpretive letters issued by the staff of the United States Securities and Exchange Commission (the "Commission") to third parties in unrelated transactions, the Company is of the view that Holders of the Old Notes (other than any Holder who is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchange their Old Notes pursuant to the Exchange Offer generally may offer such New Notes for resale, resell such New Notes and otherwise transfer such New Notes without compliance with the registration and prospectus-delivery provisions of the Securities Act, provided such New Notes are acquired in the ordinary course of the Holder's business and such Holder has no arrangement with any person to participate in a distribution of such New Notes. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. (See "Plan of Distribution"). In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or in compliance with an available exemption from registration or qualification. The Company has agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or blue sky laws of such jurisdictions as any Holder of the New Notes reasonably requests in writing. If a Holder of Old Notes does not exchange such Old Notes pursuant to the Exchange Offer, such Old Notes will continue to be subject to the restrictions on transfer referred to in the legend thereon. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer. (See "Risk Factors--Consequences of a Failure to Exchange Old Notes;" "The Exchange Offer--Resales of New Notes.")

              Each Holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes, and (iv) if such Holder is not a broker-dealer, such Holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. In addition, the Company may require such Holder, as a condition of such Holder's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended [the "Exchange Act"]) on behalf of whom such Holder holds the Old Notes to be exchanged in the Exchange Offer. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as the result of market-making activities or other trading activities, and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based upon the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus-delivery requirements with respect to the New Notes received upon exchange of such Old Notes with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for the Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions of the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period of 180 days after the Expiration Date (as defined herein), or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. (See "Plan of Distribution.") Any Participating Broker-Dealer (or other person) who is an "affiliate" of the Company, and any person acquiring New Notes in the Exchange Offer with the intent of participating in a distribution of the New Notes, cannot rely upon the interpretive letters of the commission referred to above and must comply with the registration and prospectus-delivery requirements of the Securities Act in connection with any resale transaction. (See "The Exchange Offer--Resales of New Notes.")

              Each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal or delivery of an Agent's Message (as defined herein), that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect, or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

              Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Notes. The New Notes will be a new issue of securities for which there currently is no market. Although the Initial Purchaser, has informed the Company that it currently intends to make a market in the New Notes, it is not obligated to do so, and any such market-making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Company does not currently intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

              Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Indenture (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the Holders of Old Notes will continue to be subject to all of the existing restrictions upon transfer thereof, and the Company will have no further obligation to such Holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a Holder's ability to sell untendered Old Notes could be adversely affected. (See "Risk Factors--Consequences of a Failure to Exchange Old Notes.")

              THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.

              Old Notes may be tendered for exchange on or prior to 5:00 p.m., New York City time, on February 15, 1998 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company (in which case, the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions, which may be waived by the Company, and to the terms and provisions of the Registration Rights Agreement. Old Notes may be tendered in whole or in part in a principal amount of not less than $1,000 or any integral multiple of $1,000 in excess thereof. The

Company has agreed to pay all expenses of the Exchange Offer. (See "The Exchange Offer----Fees and Expenses.") Each New Note will pay interest from the most recent Interest Payment Date (as defined herein) for the Old Notes surrendered in exchange for such New Notes or, if no interest payments have been paid on such Old Notes, from July 22, 1997. Holders of the Old Notes whose Old Notes are accepted for exchange will not receive interest payments on such Old Notes for any period from and after the last Interest Payment Date for such Old Notes, or, if no such interest payments have been made, will not receive any interest payments on such Old Notes, and will be deemed to have waived the right to receive any interest payments on such Old Notes from and after such Interest Payment Date or, if no such interest payments have been made or duly provided for, from and after July 22, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all registered Holders of Old Notes as of November 1, 1997.

              The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. (See "Use of Proceeds" and "Plan of Distribution.")

                              ---------------------

              NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              ---------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information..........................................................7
Incorporation of Certain Documents by Reference................................8
Forward Looking Statements.....................................................9
The Company...................................................................10
Summary of Exchange Offer.....................................................15
The New Notes.................................................................20
Risk Factors..................................................................24
Ratio of Earnings to Fixed Charges............................................36
Use of Proceeds...............................................................36
Capitalization................................................................36
The Exchange Offer............................................................37
Description of The New Notes..................................................51
Description of Old Notes......................................................80
Certain Federal Income Tax Consequences.......................................81
Plan of Distribution..........................................................84
Validity of The New Notes.....................................................85
Experts.......................................................................85

                              AVAILABLE INFORMATION

              The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, accordingly, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, copies of such documents may be obtained through the Commission's Internet address at http://www.sec.gov. The Company's Common Stock is authorized for quotation on Nasdaq and, accordingly, such materials and other information can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

              The Company has filed with the Commission a Registration Statement on Form S-4 (No. 333-____) (together with any amendments thereto, the "Registration Statement"), under the Securities Act, with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits and financial statements, notes and schedules filed as part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission, at the addresses set forth above. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or incorporated by reference therein.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

              The following documents, previously filed with the Commission (File No. 0-4408) pursuant to Section 13 of the Exchange Act, are incorporated by reference herein and made a part hereof: (i) the Company's Annual Report on Form 10-K for the year ended September 30, 1996; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997; (v) the Company's Current Report on Form 8-K dated June 24, 1997; (vi) the Company's Current Report on Form 8-K dated July 11, 1997; (vii) the Company's Current Report on Form 8-K dated July 22, 1997; and (viii) the Company's Current Report on Form 8-K dated September 3, 1997.

              All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus should be read in conjunction with, and is qualified in its entirety by, the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

              The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits not specifically incorporated by reference therein). Written or oral requests for such copies should be directed to: Secretary, Resource America, Inc., 1521 Locust Street, Philadelphia, Pennsylvania 19102 (215) 546-5005.

                           FORWARD LOOKING STATEMENTS

              This Prospectus, including any document incorporated herein by reference, contains certain forward-looking statements that involve substantial risks and uncertainties as more fully described below. When used in this Prospectus or in any such documents incorporated herein by reference, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. From time to time, the Company or its representatives have made or may make forward-looking statements, orally or in writing. Such forward-looking statements may be included in various filings made by the Company with the Commission, or in press releases or oral statements made by or with the approval of an authorized executive officer of the Company. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Potential risks and uncertainties that could affect the Company's future operating results include, without limitation, the effect of publicity on demand for the Company's services, general economic conditions, the Company's ability to attract and retain highly skilled managerial personnel, continued market acceptance of the Company's services, the timing and complexity of large transactions and competition in the marketplace. See "Risk Factors."

                                   THE COMPANY

General

              The Company is a specialty finance company engaged in three lines of business: real estate finance, "small ticket" commercial equipment leasing and energy operations, including natural gas and oil production. For approximately 25 years prior to 1991, the Company was principally involved in the energy industry. Following the acquisition of a significant ownership position in the Company by new stockholders in 1988 and the appointment of new senior management (whose Chairman has been a senior officer of banking and other financial institutions for the past 30 years), the Company's management evaluated alternative strategies to expand and diversify its operations.

              Since 1991, the Company's business strategy has focused on locating and developing niche finance businesses in which the Company can realize attractive returns by targeting well-defined financial services markets and by developing specialized skills to service those markets on a cost-effective basis. To date, the Company has developed two business lines: real estate finance and equipment leasing. Within its real estate finance line, the Company has developed a commercial mortgage loan acquisition and resolution business line and a business line consisting of the origination, purchase servicing and sale of non-conforming mortgage loans, secured by single-family residences. Its equipment leasing operations include small ticket lease financing for its own account and management of six publicly-owned equipment leasing partnerships.

              The Company was organized in 1947. Its executive offices are located at 1521 Locust Street, Philadelphia, Pennsylvania 19102, and its telephone number is (215) 546-5005.

Real Estate Finance

              Commercial Mortgage Loan Acquisition and Resolution. The Company's commercial mortgage loan acquisition and resolution business involves the purchase at a discount of troubled commercial real estate mortgage loans at purchase prices generally ranging from $1 million to $10 million from private market sellers (primarily financial institutions), and the restructuring and refinancing of those loans. These loans typically involve legal and other disputes among the lender, the borrower and/or other parties in interest, and generally are secured by properties which are unable to produce sufficient cash flow to fully service the loans in accordance with the original lender's loan terms. Since entering this business in 1991, the Company's aggregate commercial loan mortgage portfolio has increased to $234 million (before discounts) at September 30, 1997. During the fiscal years ended September 30, 1995, 1996 and 1997, the Company's yield on its net investment in commercial mortgage loans acquired (including gains on refinancings and sales of senior lien interests) equalled 34.6%, 36.2% and 34.6%, respectively, while its gross profits from its commercial mortgage loan activities (that is, revenues from commercial mortgage loan activities minus costs attributable thereto and less depreciation, depletion and amortization, but without allocation of corporate overhead) for fiscal years 1995, 1996 and 1997 were million, $5.3 million, $6.7 million and $17.6 million, respectively.

              The Company seeks to reduce the amount of its own capital invested in commercial mortgage loans after their acquisition, and to enhance its returns, through prompt refinancing of the properties underlying its loans, or through sale at a profit of senior lien interests in its loans (typically on a recourse basis). The Company may also seek to sell loans at a profit without retaining a junior lien interest; however, except for certain proposed sales to a real estate investment trust which the Company is sponsoring (see "The Company
- Recent Developments") no such sales have been arranged to date, and there can be no assurance that any such sales will be arranged in the future. At September 30, 1997, senior lenders held outstanding obligations of $55.5 million, secured by properties with an aggregate appraised value of $125 million, resulting in a ratio of senior lien obligations-to-appraised value of property of 44%. At September 30, 1997, the operating cash flow coverage on the required debt service on refinancings and senior lien interests (exclusive of proceeds from such refinancings or senior lien interests) was 268%. The balance of operating cash flow is, pursuant to agreements with the borrowers, retained by the Company as debt service on the outstanding balance of the Company's loans.

              Residential Mortgage Originations. The Company's residential mortgage lending business consists of making first and second mortgage loans on single family residences to borrowers who do not conform to guidelines established by Fannie Mae due to past credit impairment or other reasons. The Company also originates mortgage loans on 2-4 family residences and small mixed use (residential and commercial) properties. Through Fidelity Mortgage Funding, Inc. ("FMF"), the Company is licensed as a mortgage lender in 16 states and is currently originating loans in eight states (Connecticut, Delaware, Indiana, Kentucky, Maryland, Mississippi, North Carolina and Virginia). The Company began mortgage lending activities effective October 1, 1997. As of November 12, 1997, FMF funded 40 loans with an aggregate principal amount of $1.7 million. As of November 6, 1997, FMF had approximately 56 loan applications, with an aggregate principal amount of $3.3 million, pending.

Equipment Leasing

              In September 1995, the Company entered the commercial leasing business through its acquisition of the leasing subsidiary of a regional insurance company. This acquisition provided the Company with a servicing portfolio of approximately 520 individual leases held by six leasing partnerships which provided the Company with a servicing revenue stream of $1.1 million during fiscal 1996 and $864,000 during fiscal 1997. More importantly, through this acquisition the Company acquired an infrastructure of operating systems, computer hardware and proprietary software (generally referred to as a "platform"), as well as personnel, which the Company has utilized to develop a commercial leasing business for its own account.

              In order to develop this business, in early 1996 the Company hired a team of four experienced leasing executives, including the former chief executive officer of the U.S. leasing subsidiary of Tokai Bank, a major Japanese banking institution. The Company's strategy in developing its leasing business is to focus on leases with equipment costs of between $5,000 to $100,000 (with a targeted average transaction of approximately $10,000 per lease) ("small ticket" leasing) and to market its equipment leasing products nationwide through vendor programs with equipment manufacturers, regional distributors and other vendors. The Company has currently entered into vendor program relationships with nine vendors: Minolta Corporation (copiers), Celsis Incorporated (microbial testing systems), American Marbacom Communications (Teleco) (telephone systems), CSI (test equipment), Telrad Telecommunications (telephone systems), CT Solutions (computer telephony), ATI Communications (telephone systems), the National Association of College Stores (affinity program) and Millipore Corp. (test equipment). In addition, Lucent Technologies (telecommunication equipment) has designated the Company as an authorized lessor for its dealer distribution channel. The Company believes that its targeted market is under-served by equipment lessors, banks and other financial institutions, affording the Company a niche market with significant growth potential. From the inception of leasing activity for its own account in June 1996 through September 30, 1997, the Company had received 8,373 lease proposals involving equipment with an aggregate cost of $96.6 million, approved 4,689 such proposals involving equipment with an aggregate cost of $53.1 million, and entered into 3,214 transactions involving equipment with an aggregate cost of $34.7 million and had 538 such proposals pending with an aggregate cost of $7.2 million. During fiscal 1997, the Company sold equipment leases with an aggregate net book value of approximately $30.2 million to a special purpose financing entity owned by a third party in return for cash of $20.6 million and notes aggregating $13.3 million (of which $8.5 million has since been paid). The aggregate gain on such sale was $3.7 million. The Company has retained servicing on all equipment leases heretofore sold by it and at September 30, 1997, had a servicing portfolio of $36.4 million (at cost) of such leases.

Energy Operations

              The Company produces natural gas and, to a lesser extent, oil from locations principally in Ohio, Pennsylvania and New York. At September 30, 1997, the Company had a net investment of $11.4 million in its energy operations, including interests in 1,057 individual wells owned directly by the Company or through 65 partnerships and joint ventures managed by the Company. While the Company has focused its business development efforts on its specialty finance operations over the past several years, its energy operations historically have provided a steady source of cash flow and tax benefits.

Recent Developments

              Real Estate Finance. Since June 30, 1997, the Company has acquired or originated mortgage loans with an aggregate outstanding balance (at September 30, 1997) of $59.2 million carried at a cost of $34.3 million. The properties underlying these loans have an aggregate appraised value of $52.5 million. At September 30, 1997, senior lenders held outstanding obligations of $1.5 million with respect to these loans. During the period, the Company sold $9.8 million of senior lien interests in two mortgage loans held by it; in one other mortgage loan, the borrower obtained $2.5 million of refinancing.

              The Company is sponsoring a real estate investment trust ("REIT") which has filed a registration statement with the Commission. The REIT's primary business will be to acquire or originate mortgage loans in situations that, generally, do not conform to the underwriting standards of institutional lenders or sources that provide financing through securitization. Although the REIT may acquire mortgage loans at a discount, it seeks to acquire such loans where the workout process has been initiated and where, unlike the mortgage loans acquired by the Company, there is no need for the REIT's active intervention. It is anticipated that the REIT will begin operations in December, 1997.

              As sponsor of the REIT, the Company will acquire 9.8% of the REIT's common shares of beneficial interest, at an anticipated cost of approximately $13.7 million, and have the right to purchase up to 15% of the REIT's common shares. So long as the Company owns 5% or more of the REIT's common shares, the Company will have the right to nominate one person to the REIT's board of trustees. The Company will sell twelve of its mortgage loans (with a cost basis to the Company of $23.4 million) to the REIT as part of the REIT's initial investments for $29.7 million. The Company may sell further loans to the REIT, to a maximum of 30% of the REIT's investments (on a cost basis), excluding the initial investments. Betsy Z. Cohen, spouse of the Company's Chairman and Chief Executive Officer, is the Chairman and Chief Executive Officer of the REIT. Their son, Jonathan Z. Cohen, is the Company's nominee to the REIT's board of trustees. To mitigate potential conflicts of interest, the Company has agreed to certain restrictions for a period of two years following completion of the REIT's offering of common shares, including agreements not to sponsor another mortgage REIT and to provide certain rights of first refusal on mortgage investments originated or sought to be sold by the Company.

              Residential Mortgage Lending. FMF, the Company's residential mortgage lending subsidiary, acquired Tristar Financial Services, Inc. ("Tristar"), an originator of non-conforming residential mortgage loans, in November 1997 for 47,147 shares of the Company's common stock and cash of $998,000. Tristar originated $46 million and $51 million of residential mortgage loans for the year ended December 31, 1996 and for the ten months ended October 31, 1997, respectively.

              Sources of Funds. On July 24, 1997, Physicians Insurance Company of Ohio ("PICO") exercised warrants held by it to purchase 983,150 shares of the Company's Common Stock for an aggregate purchase price of $3.7 million. PICO subsequently sold such shares. In connection with these transactions, John R. Hart (a PICO officer and director) resigned as a director of the Company.

              On September 23, 1997, FMF entered into a $5 million facility with CoreStates Bank, bearing interest at either (i) CoreStates prime rate, (ii) the federal funds rate plus 250 basis points, or (iii) an adjusted London Interbank Offered Rate ("LIBOR") plus 150 basis points, with the rate to be elected by FMF, and with the right in FMF to elect different rate formulas for separate draws under of the credit facility. The facility will be secured by a first lien interest in the loans being financed by facility draws. Under the facility, FMF is required to maintain a minimum tangible net worth of $1 million, and a debt to tangible net worth ratio of 5 to 1 (where debt includes the unused portion of any financing commitment but excludes subordinated debt). The facility expires on September 22, 1998 unless renewed by the parties. There is currently no outstanding debt under this facility.

              On October 16, 1997, FMF established a $15 million warehouse credit facility with Morgan Stanley Mortgage Capital, Inc., bearing interest at the London Interbank Offered Rate ("LIBOR") or, if unavailable, the interbank eurodollars market rate, plus 90 basis points (currently 6.54%). The facility is secured by a first lien interest in the loans being financed by facility draws. Under the facility FMF is required to maintain tangible net worth (capital and subordinated debt minus advances to affiliates and intangible assets representing start up costs in excess of $1 million), and a ratio of total indebtedness to tangible net worth of 10 to 1. The facility expires on October 16, 1998. FMF currently has $585,000 of outstanding debt under the Morgan Stanley facility.

              On October 9, 1997, the Company obtained a $5 million credit facility from Keybank. For purposes of acquiring oil and gas assets, the facility permits draws based on a percentage of reserves of oil and gas properties pledged as security for the facility. Draws under the facility bear interest at Keybank's prime rate plus 25 basis points. The facility requires the Company to maintain a tangible net worth in excess of $31 million, a 2 to 1 ratio of assets to liabilities, a 1.5 to 1 ratio of cash flow to maturities of long-term debt coming due within the calculation period and a ratio of adjusted debt to tangible net worth of not more than 2 to 1. The facility terminates on June 30, 1999.

              Other Developments. Scott F. Schaeffer and Daniel G. Cohen have become Executive Vice Presidents and Directors of the Company.

              The Company has appointed Steven J. Kessler as Senior Vice President and Chief Financial Officer. Mr. Kessler was Vice President (Finance and Acquisitions) at Kravco Company (a national shopping center developer and operator) from March 1994 until joining the Company. Prior thereto, from 1983 through March of 1994, he was Chief Financial Officer and Chief Operating Officer at Strouse Greenberg & Co., Inc., a regional full service real estate company, and Vice President (Finance) and Chief Accounting Officer at its successor, The Rubin Organization. Prior thereto, he was a partner at the international accounting and consulting firm of Touche Ross & Co. (now Deloitte & Touche LLP), Philadelphia, Pennsylvania.

                            SUMMARY OF EXCHANGE OFFER

The Exchange Offer........................... Up to $115,000,000 aggregate principal amount of New Notes are
                                              being offered in exchange for a
                                              like aggregate principal amount of
                                              Old Notes. Old Notes may be
                                              tendered for exchange in whole or
                                              in part in a principal amount of
                                              not less than $1,000 or any
                                              integral multiple of $1,000 in
                                              excess thereof. The Company is
                                              making the Exchange Offer in order
                                              to satisfy its obligations under
                                              the Registration Rights Agreement
                                              related to the Old Notes.

                                              (For a description of the
                                              procedures for tendering Old
                                              Notes, see "The Exchange Offer--
                                              Procedures for Tendering Old
                                              Notes.")

Expiration Date.............................. 5:00 p.m., New York City time, on
                                              February 15, 1998 (such time on
                                              such date being hereinafter called
                                              the "Expiration Date") unless the
                                              Exchange Offer is extended by the
                                              Company (in which case the term
                                              "Expiration Date" shall mean the
                                              latest date and time to which the
                                              Exchange Offer is extended). (See
                                              "The Exchange Offer-Expiration
                                              Date; Extensions; Amendments.")

Conditions to the Exchange
  Offer...................................... The Exchange Offer is subject to certain conditions, which may be
                                              waived by the Company in its sole
                                              discretion. The Exchange Offer is
                                              not conditioned upon any minimum
                                              principal amount of Old Notes
                                              being tendered. (See "The Exchange
                                              Offer--Conditions to the Exchange
                                              Offer.")

                                              The Company reserves the right in
                                              its sole and absolute discretion,
                                              subject to applicable law, at any
                                              time and from time to time, (i) to
                                              delay the acceptance of the Old
                                              Notes for exchange, (ii) to
                                              terminate the Exchange Offer if
                                              certain specified conditions have
                                              not been satisfied, (iii) to
                                              extend the Expiration Date of the
                                              Exchange Offer and retain all Old
                                              Notes tendered pursuant to the
                                              Exchange Offer, subject, however,
                                              to the right of Holders of Old
                                              Notes to withdraw their tendered
                                              Old Notes, or (iv) to waive any
                                              condition or otherwise amend the
                                              terms of the Exchange Offer in any
                                              respect. (See "The Exchange
                                              Offer-Expiration Date; Extensions;
                                              Amendments.")

Withdrawal Rights............................ Tenders of Old Notes may be
                                              withdrawn at any time on or prior
                                              to the Expiration Date by
                                              delivering a written notice of
                                              such withdrawal to the Exchange
                                              Agent (as defined herein) in
                                              conformity with certain procedures
                                              set forth below under "The
                                              Exchange Offer--Withdrawal
                                              Rights."

Procedures for Tendering Old
  Notes...................................... Tendering Holders of Old Notes
                                              must complete and sign a Letter of
                                              Transmittal in accordance with the
                                              instructions contained therein and
                                              forward the same by mail,
                                              facsimile or hand delivery,
                                              together with any other required
                                              documents, to the Exchange Agent,
                                              either with the Old Notes to be
                                              tendered or in compliance with the
                                              specified procedures for
                                              guaranteed delivery of Old Notes.
                                              Certain brokers, dealers,
                                              commercial banks and other
                                              nominees may also effect tenders
                                              by book-entry transfer, including
                                              an Agent's Message in lieu of the
                                              Letter of Transmittal. Holders of
                                              Old Notes registered in the name
                                              of a broker, dealer, commercial
                                              bank, trust company or other
                                              nominee are urged to contact such
                                              person promptly if they wish to
                                              tender Old Notes pursuant to the
                                              Exchange Offer. (See "The Exchange
                                              Offer-Procedures for Tendering Old
                                              Notes.") Letters of Transmittal
                                              and certificates representing Old
                                              Notes should not be sent to the
                                              Company. Such documents should
                                              only be sent to the Exchange
                                              Agent. Questions regarding how to
                                              tender and requests for
                                              information should be directed to
                                              the Exchange Agent. See "The
                                              Exchange Offer--Exchange Agent."

Sales of New Notes........................... The Company believes that New
                                              Notes issued pursuant to this
                                              Exchange Offer in exchange for Old
                                              Notes may be offered for resale,
                                              resold and otherwise transferred
                                              by a Holder thereof (other than a
                                              Holder who is a broker-dealer)
                                              without further compliance with
                                              the registration and prospectus
                                              delivery requirements of the
                                              Securities Act, provided that such
                                              New Notes are acquired in the
                                              ordinary course of such Holder's
                                              business and that such Holder is
                                              not participating, and has no
                                              arrangement or understanding, with
                                              any person to participate, in a
                                              distribution (within the meaning
                                              of the Securities Act) of such New
                                              Notes. However, any Holder of Old
                                              Notes who is an "affiliate" of the

                                              Company or who intends to
                                              participate in the Exchange Offer
                                              for the purpose of distributing
                                              the New Notes, or any
                                              broker-dealer who purchased the
                                              Old Notes from the Company to
                                              resell pursuant to Rule 144A or
                                              any other available exemption
                                              under the Securities Act, (a) will
                                              not be permitted or entitled to
                                              tender such Old Notes in the
                                              Exchange Offer and (b) must comply
                                              with the registration and
                                              prospectus delivery requirements
                                              of the Securities Act in
                                              connection with any sale or other
                                              transfer of such Old Notes unless
                                              such sale is made pursuant to an
                                              exemption from such requirements.
                                              In addition, as described below,
                                              if any broker-dealer holds Old
                                              Notes acquired for its own account
                                              as a result of market-making or
                                              other trading activities
                                              ("Participating Broker-Dealers")
                                              and exchanges such Old Notes for
                                              New Notes, then such broker-dealer
                                              must deliver a prospectus meeting
                                              the requirements of the Securities
                                              Act in connection with any resales
                                              of such New Notes.

                                              Each Holder of Old Notes who
                                              wishes to exchange Old Notes for
                                              New Notes in the Exchange Offer
                                              will be required to represent that
                                              (i) it is not an "affiliate" of
                                              the Company, (ii) any New Notes to
                                              be received by it are being
                                              acquired in the ordinary course of
                                              its business, (iii) it has no
                                              arrangement or understanding with
                                              any person to participate in a
                                              distribution (within the meaning
                                              of the Securities Act) of such New
                                              Notes, and (iv) if such Holder is
                                              not a broker-dealer, such Holder
                                              is not engaged in, and does not
                                              intend to engage in, a
                                              distribution (within the meaning
                                              of the Securities Act) of such New
                                              Notes. Each broker-dealer that
                                              receives New Notes for its own
                                              account pursuant to the Exchange
                                              Offer must acknowledge that it
                                              acquired the Old Notes for its own
                                              account as the result of market-
                                              making activities or other trading
                                              activities and must agree that it
                                              will deliver a prospectus meeting
                                              the requirements of the Securities
                                              Act in connection with any resale
                                              of such New Notes. The Letter of
                                              Transmittal states that by so
                                              acknowledging and by delivering a
                                              prospectus, a broker-dealer will
                                              not be deemed to admit that it is
                                              an "underwriter" within the
                                              meaning of the Securities Act.
                                              Participating Broker-Dealers may
                                              fulfill their prospectus-delivery
                                              requirements with respect to the
                                              New Notes received upon exchange
                                              of such Old Notes with a
                                              Prospectus meeting the
                                              requirements of the Securities
                                              Act, which may be this Prospectus,
                                              as it may be amended or
                                              supplemented from time to time,
                                              for a period ending 180 days after
                                              the Expiration Date or, if
                                              earlier, when all such New Notes
                                              have been disposed of by such
                                              Participating Broker-Dealer. (See
                                              "Plan of Distribution.") Any
                                              Participating Broker-Dealer who is
                                              an "affiliate" of the Company and
                                              any Participating Broker who
                                              purchased the Old Notes from the
                                              Company for resale must comply
                                              with the registration and
                                              prospectus delivery requirements
                                              of the Securities Act in
                                              connection with any resale
                                              transaction. (See "The Exchange
                                              Offer-Resales of New Notes.")

Exchange Agent............................... The exchange agent with respect to the Exchange Offer is The Bank of
                                              New York (the "Exchange Agent").
                                              The addresses, and telephone and
                                              facsimile numbers of the Exchange
                                              Agent are set forth in "The

                                              Exchange Offer--Exchange Agent"
                                              and in the Letter of Transmittal.

Use of Proceeds.............................. The Company will not receive any cash proceeds from the issuance of
                                              the New Notes offered hereby. (See
                                              "Use of Proceeds.")

Certain United States Federal
  Income Tax Considerations;
  ERISA Considerations....................... Holders of Old Notes should review the information set forth under
                                              "Certain Federal Income Tax
                                              Consequences" and "ERISA
                                              Considerations" prior to tendering
                                              Old Notes in the Exchange Offer.


                                  THE NEW NOTES

Securities Offered........................... $115 million aggregate principal amount of 12% Senior Notes due
                                              August 1, 2004.

Interest Payment Dates....................... Semi-annually on February 1 and
                                              August 1 of each year commencing
                                              August 1, 1998.

Optional Redemption.......................... The New Notes will be redeemable, in whole or in part, at the option
                                              of the Company at any time on or
                                              after August 1, 2002 at the
                                              redemption prices set forth
                                              herein, plus accrued and unpaid
                                              interest, if any, to the
                                              redemption date. See "Description
                                              of Notes - Optional Redemption."

Mandatory Redemption......................... None.

Sinking Fund................................. None.

Ranking...................................... The New Notes will be senior general unsecured obligations of
                                              the Company ranking pari passu
                                              with or senior to the Company's
                                              existing and future general
                                              unsecured indebtedness. Subject to
                                              certain limitations, the Company
                                              and its Subsidiaries may incur
                                              additional indebtedness in the
                                              future; however, the Company
                                              may not issue any pari passu or
                                              junior indebtedness with a
                                              maturity date prior to the
                                              maturity date of the New Notes.
                                              Because the Company is a holding
                                              company that currently conducts
                                              substantially all of its
                                              operations through its
                                              Subsidiaries, the right of the
                                              Company (and therefore the right
                                              of the Company's creditors and
                                              stockholders) to participate in
                                              any distribution of the assets or
                                              earnings of any Subsidiary is
                                              subject to the prior claims of
                                              creditors of such Subsidiaries,
                                              including any claims of the
                                              Company as a creditor to the
                                              extent such claims may be
                                              recognized. As a result, the New
                                              Notes will be effectively
                                              subordinate to the claims of
                                              creditors of the Company's
                                              Subsidiaries.

Repurchase at Option
  of Holders Upon Change
  of Control................................. Under the Indenture pursuant to which the Old Notes were issued,
                                              upon a Change of Control Event (as
                                              defined herein; see "Description
                                              of Notes - Certain Definitions"),
                                              Holders of the New Notes will have
                                              the option to require the Company
                                              to repurchase all outstanding
                                              Notes at 101% of their principal
                                              amount, plus accrued interest to
                                              the date of repurchase. A "Change
                                              of Control Event" includes the
                                              following events, among others:
                                              the acquisition by any person or
                                              group (other than the Existing
                                              Management Group (as defined
                                              herein) of the Company) of more
                                              than 40% of the Company's voting
                                              stock; a merger, consolidation or
                                              other business combination between
                                              the Company and another person in
                                              which more than 40% of the voting
                                              stock of the surviving or
                                              transferee company is owned by
                                              persons other than the Existing
                                              Management Group of the Company or
                                              a change in a majority of the
                                              directors on the Board of
                                              Directors of the Company within a
                                              two-year period which is not
                                              approved by the incumbent
                                              directors. There can be no
                                              assurance that the Company will
                                              have the funds available to
                                              repurchase the New Notes in the
                                              event of a Change of Control
                                              Event.

Certain Covenants............................ The Indenture contains certain covenants that, among other
                                              things, require the Company to
                                              maintain certain levels of
                                              Consolidated Net Worth (as defined
                                              herein) and liquid assets, limit
                                              the ability of the Company and its
                                              Subsidiaries to incur certain
                                              indebtedness (not including
                                              secured indebtedness used to
                                              acquire or refinance the
                                              acquisition of loans, equipment
                                              leases or other assets), pay
                                              dividends or make other
                                              distributions, engage in
                                              transactions with affiliates,
                                              dispose of Subsidiaries, create
                                              certain liens and guarantees with
                                              respect to pari passu or junior
                                              indebtedness and enter into any
                                              arrangement that would impose
                                              certain restrictions on the
                                              ability of Subsidiaries to make
                                              dividend and other payments to the
                                              Company. The Indenture also
                                              restricts the Company's ability to
                                              merge, consolidate or sell all of
                                              its assets. See "Description of
                                              New Notes--Certain Covenants."

Absence of Market
  for the New Notes.......................... The New Notes will be new securities for which there is
                                              currently no trading market.
                                              Although the Company has been
                                              advised by the Initial Purchaser
                                              that, it presently intends to make
                                              a market in the New Notes, the
                                              Initial Purchaser is under no
                                              obligation to do so and may
                                              discontinue any market making
                                              activities at any time without
                                              notice. Accordingly, there can be
                                              no assurance as to the development
                                              or liquidity of any market for the
                                              New Notes. The Company does not
                                              intend to apply for listing of the
                                              New Notes, on any securities
                                              exchange or through the National
                                              Association of Securities Dealers
                                              Automated Quotation System.

         Holders tendering the Old Notes in the Exchange Offer should carefully consider the matters set forth under "Risk Factors."

         For further information regarding the New Notes, see "Description of the New Notes."

                                  RISK FACTORS

              In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the New Notes before deciding whether to accept the Exchange Offer. The risk factors set forth below are generally applicable to the Old Notes as well as the New Notes.

General

              Consequences of a Failure to Exchange the Old Notes. The Old Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. The Old Notes which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, Holders of the Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any similar rights pursuant to the Registration Rights set forth in the Indenture. The Company does not intend to register under the Securities Act any of the Old Notes which remain outstanding after consummation of the Exchange Offer.

              A Holder's ability to sell untendered Old Notes could be adversely affected. In addition, although the Old Notes have been designated for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that the Old Notes are tendered and accepted in connection with the Exchange Offer, any trading market for the Old Notes which remain outstanding after the Exchange Offer could be adversely affected.

              The New Notes and any Old Notes which remain outstanding after the consummation of the Exchange Offer will vote together as a single class. See "Description of the New Notes."

              The Old Notes provide that if (i) the Registration Statement is not filed with the Commission on or prior to November 15, 1997, (ii) the Registration Statement is not declared effective on or prior to December 30, 1997 or (ii) the Exchange Offer is not consummated on or prior to February 15, 1998, the interest rate borne by the Old Notes shall be increased by one-half percent per annum following November 15, 1997 in the case of clause (i) above, or following December 30, 1997 in the case of clause (ii) above, or following February 15, 1998 in the case of clause (iii) above, which rate will be increased by an additional one-half of one percent for each 90-day period that such additional interest continues to accrue. The aggregate amount of such increase from the original interest rate pursuant to these provisions will in no event exceed one percent per annum. Following consummation of the Exchange Offer, the Old Notes will not be entitled to any increase in the interest rate thereon. The New Notes will not be entitled to any such increase in the interest rate thereon. See "Description of Old Notes -- Registration Rights."

              Absence of Public Market; Trading Characteristics of the Old Notes. The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Old Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Notes. Although the New Notes will generally be permitted to be resold or otherwise transferred by the Holders (who are not affiliates of the Company) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. The Company has been advised by the Initial Purchaser that the Initial Purchaser presently intends to make a market in the New Notes. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the New Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limitations imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Notes or as to the liquidity of or the trading market for the New Notes. If an active public market does not develop, the market price and liquidity of the New Notes may be adversely affected.

              The Company does not intend to have the New Notes quoted on the NASDAQ National Market System or listed on any securities exchange.

              If a public trading market develops for the New Notes, future trading prices of such securities will depend upon many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending upon prevailing interest rates, the market for similar securities and other factors including the financial condition of the Company, the New Notes may trade at a discount.

              Notwithstanding the registration of the New Notes in the Exchange Offer, Holders who are "affiliates" (as defined under Rule 405 of the Securities
Act) of the Company may publicly offer for sale or resell the New Notes only in compliance with the provisions of Rule 144 under the Securities Act.

              Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

              Exchange Offer Procedures. Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal or Agent's Message in lieu thereof, and all other required documents. Therefore, Holders of Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Neither the Company nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange.

              Priority of Notes. As with the Old Notes, the New Notes will be unsecured general obligations of the Company which will rank senior in right of payment to all subordinated debt (that is, debt which by its terms is expressly subordinated to the New Notes) and pari passu with or senior to all other existing or future unsecured debt. Any current and future secured debt, and debt under existing or future credit facilities, will have priority over the New Notes with respect to the assets securing such debt. The Indenture permits the Company to incur both secured and unsecured debt in the future, subject to specific limitations (see "Description of the Old Notes--Certain Covenants"), although the Indenture prohibits the Company from incurring pari passu or junior debt with a maturity prior to that of the New Notes. As of September 30, 1997, the Company and its Subsidiaries had outstanding $4.5 million of debt (excluding the Old Notes), with an aggregate yearly debt service of $1.1 million, and $45 million available under various credit facilities (which have an aggregate of $585,000 in outstanding draws) which will be senior to the New Notes, and an additional $4.2 million of unsecured debt ranking pari passu with the New Notes. The Company has also guaranteed performance by a Subsidiary of the Subsidiary's guarantee of a $5.5 million obligation of a special purpose financing entity.

              Ability to Service New Notes. The Company's ability to repay the New Notes, and any other debt it incurs, will depend directly upon the Company's future operating performance which is subject to numerous factors beyond the Company's control including prevailing economic conditions, changes in interest rate levels, the performance of the Company's mortgage loan and equipment lease portfolios and other factors. Although the Company believes that cash available from operations and financing activities will be sufficient to make required debt service payments on the New Notes as and when due, a significant portion of the Company's earnings derives from accretion of discount on its portfolio of mortgage loans. It is anticipated that, in the future, the Company's earnings will include amounts attributable to the amortization of the residual value of leased equipment. The ability of the Company to realize accreted discounts and residual values, and the timing of such realizations, may affect the Company's ability to pay debt service on the New Notes or to repurchase any New Notes tendered upon a Change in Control Event (as defined in the Indenture), or repay principal and accrued interest on the New Notes on their maturity or upon an Event of Default (as defined in the Indenture). See "Description of Old Notes," "Risk Factors--Real Estate Finance Considerations:
Possible Fluctuations in Earnings from Asset Acquisition and Resolution Business" and "-- Equipment Leasing Considerations: Financing for Equipment Leasing Operations" and "--Residuals." In addition, the Company has pledged the stock of its leasing Subsidiaries (Fidelity Leasing, Inc. and its holding company, Resource Leasing, Inc.) as security for the credit facility relating to its equipment leasing operations. A default on such facility, if it were to result in foreclosure on the stock of either or both Subsidiaries, would materially adversely affect the Company's ability to service the New Notes.

              Holding Company Structure; Limitations on Access to Cash Flow of Operating Companies; Effective Subordination. The New Notes will be obligations solely of the Company, which is a holding company with no material business operations of its own. The Company's assets consist primarily of its ownership interests in its operating Subsidiaries through which all of the operations of the Company are conducted. The Subsidiaries are separate and distinct legal entities which have no obligation, contingent or otherwise, to pay any amounts due under the New Notes or to make any funds available to the Company to enable it to make payments on the New Notes. In addition, to the extent that any of the operating Subsidiaries generates positive cash flow, the Company may be unable to access such cash flow because of credit or other borrowing agreements to which such Subsidiaries are or may become parties that restrict the payment of dividends or other distributions to the Company. The New Notes also will be effectively subordinated to all existing and future indebtedness and other liabilities of the Company's Subsidiaries because the Company's right, as sole or primary shareholder, to receive the assets of any such entities upon their liquidation, dissolution or reorganization will be effectively subordinated to the claims of such entities' creditors. To the extent that the Company is itself recognized as a creditor of any such Subsidiary, the claims of the Company could still be subordinated to the claims of such entities' trade creditors as well as any indebtedness of such entity that is senior in right of payment to the Company's claim or that is secured by the assets of any such entity. At September 30, 1997, the Company's Subsidiaries had liabilities aggregating $3.8 million, all of which constituted indebtedness permitted under the Indenture.

              Ability to Generate Funding for Growth. The success of the Company's future operations will be largely dependent upon the continued availability of funds for its real estate finance and equipment leasing operations. Funding for the Company's real estate finance operations has heretofore been derived from internally generated funds, a portion of the proceeds from the sale of the Old Notes, prior financings which have heretofore been repaid, sales by the Company of senior lien interests in its portfolio loans, borrowers' refinancing of their mortgage obligations and a portion of the proceeds of the Company's sale of common stock in December 1996. Funding for the Company's residential mortgage origination operations will be initially provided by internally available funds. It is anticipated that funding for the Company's real estate finance operations in the future will be derived from internally generated funds and existing or future third-party sources.

              Funding for the Company's equipment leasing operations has, through the date of this Prospectus, been provided by internally generated funds, a portion of the proceeds of the December 1996 common stock offering, a portion of the proceeds from the sale of the Old Notes, by the sale of equipment leases during the first six months of fiscal 1997 and the Company's existing leasing credit facility. Future funding will be obtained through third-party warehouse financing (full recourse, short-term borrowings secured by the underlying equipment and repaid with the proceeds of permanent funding) and third-party permanent funding (bank term loans, lease portfolio sales and securitization of lease portfolios).

              The availability of third-party financing for each of the Company's specialty finance businesses will be dependent upon a number of factors over which the Company has limited or no control, including general conditions in the credit markets, the size, pricing and liquidity of the market for the types of real estate loans or equipment leases in the Company's portfolio and the financial performance of the loans and equipment leases in the Company's portfolio. There can be no assurance that the Company will be able to generate funding on satisfactory terms and in acceptable amounts.

              Any failure to renew or obtain adequate funding under a warehouse credit facility or other borrowing could have a material adverse effect on the Company's results of operations and financial condition. To the extent the Company is not successful in maintaining or replacing existing financing, the Company would have to curtail its activities, thereby having a material adverse effect on the Company's results of operations and financial condition.

              Ability to Generate Growth Opportunities. The success of the Company's operations will also depend on its continued ability to generate attractive opportunities for acquiring commercial mortgage loans at a discount and to originate equipment leases and its ability in the future to originate and resell residential mortgage loans. In each area, the Company will rely primarily upon the knowledge, experience and industry contacts of its senior management to generate investment opportunities. There can be no assurance that the Company will generate opportunities satisfactory to it or sufficient to sustain growth or that, in its commercial mortgage loan acquisition and resolution activities, the Company will be able to acquire loans in the same manner, on similar terms or at similar levels of discount as its current portfolio loans. The availability of commercial mortgage loans for acquisition on terms acceptable to the Company, and the ability of the Company to originate satisfactory equipment leases and residential mortgage loans, will be dependent upon a number of factors over which the Company has no control, including economic conditions, interest rates, the market for and value of properties securing loans which the Company may seek to acquire, and the willingness of financial institutions to dispose of troubled or under-performing mortgage loans in their portfolios.

              Risks Related to Management of Growth. The Company has undergone a period of significant growth, and further expansion may significantly strain the Company's management, financial and other resources. There is no assurance that the Company can manage its growth effectively or that the Company will be able to attract and retain the personnel necessary to meet its business objectives. If the Company is unable to manage its growth effectively, the Company's business, operating results and financial condition could be materially adversely affected.

              Credit Risks. Mortgage loans and equipment leases are subject to the risk of default in payment by borrowers and lessees. Defaults by borrowers and lessees could adversely affect the Company's financial position. Upon a default, the Company will have the responsibility of seeking to recover outstanding loan or lease balances through foreclosure, repossession of equipment or similar procedures. With respect to any particular mortgage loan or equipment lease, instituting any of these procedures could adversely impact the Company's yield on such loan or lease. There can be no assurance that, in the event of default, the amount realizable from the property securing a defaulted loan or the equipment subject to a defaulted lease will be sufficient to recover amounts invested by or owed to the Company. See "Risk Factors--Real Estate Finance Considerations: Lien Priority" and "--Equipment Leasing Considerations:
Residuals."

              The commercial mortgage loans acquired in the Company's asset acquisition and resolution operations are typically not the general obligations of the borrower and, accordingly, in seeking to collect amounts owed on a loan, the Company must rely solely on the value of the property underlying the loan to satisfy the obligation. This value will be affected by numerous factors beyond the Company's control, including general or local economic conditions, neighborhood real property values, interest rates, operating expenses (such as real estate taxes and insurance costs), occupancy rates and the presence of competitive properties. In addition, most of the Company's loans require a substantial lump sum payment at maturity. The ability of a borrower to pay a lump sum, and thus the ability of the Company to collect promptly all amounts due upon maturity, may be dependent on the borrower's ability to obtain suitable refinancing or otherwise raise a substantial amount of cash which, in turn, will depend upon factors (such as those referred to previously) over which the Company has no control. To the extent that the Company has sold a senior lien position in a loan, or the loan has been refinanced, the Company will typically retain a subordinated interest in the loan, which in certain instances may be unsecured. See "Risk Factors--Real Estate Finance
Considerations: Lien Priority." Such retained interests are subject to materially increased risks of collection upon default.

              The Company anticipates that many of the end-users of the equipment it leases for its own account will be small businesses which may not be able to supply the kinds of financial information available from larger businesses, and which may be more susceptible to changes in economic conditions or have lesser financial resources with which to meet lease obligations than larger businesses. Although the Company will seek to mitigate this risk through the use of its credit scoring, asset tracking and loan servicing and collection systems and procedures, there can be no assurance that the Company will not be subject to higher risks of default than firms leasing to larger entities.

              Credit Facility Restrictions. The Company anticipates that it may be required to provide credit enhancement for debt incurred as a part of any warehouse or permanent financing utilized in its equipment leasing operations. See "Risk Factors--General: Ability to Generate Funding for Growth." These credit enhancements may include cash deposits, funding of subordinated tranches of securitizations, the pledge of additional mortgage loans, equipment leases or other collateral which are funded by the Company's capital, and/or (as is the case with the Company's existing credit equipment leasing and residential mortgage facilities) a guaranty by the Company of any facility obtained by a Subsidiary. Each of the Company's existing credit facilities also contains restrictive covenants concerning maintenance by the Company of minimum capital levels or debt to equity ratios. Any such requirements may reduce the Company's liquidity and require it to obtain additional capital.

              The Company anticipates that warehouse financing (as is the case with the Company's existing credit facilities) will bear interest at variable rates while its permanent funding will typically be at fixed rates set at the time the financing is provided. Accordingly, the Company will be subject to interest rate risk to the extent interest rates increase between the time a mortgage loan or equipment lease is funded by warehouse facilities and the time of permanent funding. Increases in interest rates during this period could narrow or eliminate the spread between the effective interest rates on the Company's equipment leases and the rates on the Company's funding, or result in a negative spread.

              Competition. In each of its business operations, the Company is subject to intense competition from numerous competitors, many of whom possess far greater financial and other resources than the Company. The Company will also have to compete for the capital necessary to fund both its real estate finance and equipment leasing operations based largely upon the performance of the mortgage loans and equipment leases it generates or acquires. See "Risk Factors-- General: Credit Risks."

Real Estate Finance Considerations

              Troubled Status of Acquired Commercial Mortgage Loans and Underlying Properties. The Company seeks to acquire commercial mortgage loans at a discount from both the unpaid principal and interest amounts of the loans and the appraised value of the underlying properties. As a consequence, the Company will frequently be involved with loans which are the subject of contentious and often complex disputes among various parties regarding application of cash flow from the underlying properties, loan terms, lease terms or similar matters, or which are secured by properties that, while income producing, are unable to generate sufficient revenues to pay the full amount of debt service under the original loan terms. Although, prior to acquisition of a loan, the Company will generally negotiate with the borrower or other parties in interest and, where appropriate, make financial accommodations to take into account the operating conditions of an underlying property, resolve outstanding disputes and ensure the Company's control of the cash flow from the underlying property, there can be no assurance that the underlying property will not be subject to recurrence of the problems which existed prior to the Company's acquisition of the loan, or other problems.

              Lien Priority. Although in its asset acquisition and resolution operations the Company normally acquires first mortgage loans, it is not limited as to the lien priority of a loan which it may acquire. Moreover, a lender refinancing a loan in the Company's portfolio will typically require, as a condition to its refinancing, that the Company's remaining interest in the loan be subordinated to such lender's interest. The Company currently holds 32 junior lien loans or subordinated lien interests. For seven prior loans, (constituting 8.3% by book value, of the Company's real estate loans), the refinancing lender did not permit the loan to be formally secured by a recorded mortgage (although the loans are secured by judgment liens, unrecorded deeds in lieu of foreclosure, borrowers' covenants not to further encumber the property without the Company's consent, or similar devices). In addition, in certain circumstances, mortgage loans, including first mortgage loans, may be subject to mechanics', materialmens' or government liens which may be prior in right of payment to liens held by the Company. To the extent that either the lien securing a loan is junior to other liens encumbering an underlying property or the loan is not secured by a perfected mortgage lien, the Company will be subject to greater risks of loss upon a default. See "Risk Factors--General:
Credit Risks." In the event of a default on a senior mortgage, the Company may make payments, if it has the right to do so, in order to prevent foreclosure on the senior mortgage, increasing its investment cost without necessarily improving its lien position.

              In the event of a foreclosure, the Company will only be entitled to share in the net proceeds after the payment of all senior lienors, including senior mortgagees, and holders of mechanics', materialmens' and government liens. It is therefore possible that the total amount which may be recovered by the Company upon a foreclosure may be less than the outstanding balance of the loan or the Company's investment in the loan, with resultant loss to the Company. It is also possible that, in some cases, a "due on sale" clause included in a senior mortgage, which accelerates the amount due under the senior mortgage in case of the sale of the property, may apply to the sale of the property upon foreclosure of a junior loan, and may accordingly increase the risks to the Company in the event of a default by the borrower on the junior loan.

              Environmental Liabilities. In the event of a default on a portfolio loan, the Company may acquire the underlying property through foreclosure. There is a risk that hazardous substances, wastes, contaminants or pollutants would be discovered on the foreclosed property after acquisition by the Company. In such event, the Company might be required to remove such substances from the property at its sole cost and expense. There can be no assurance that the cost of such removal would not substantially exceed the value of the affected property or the loan secured by the property, that the Company would have adequate remedies against the prior owner or other responsible parties or that the Company would not find it difficult or impossible to sell the affected properties either prior to or following any such removal.

              Disposition of Acquired Commercial Loan Interests. In its commercial mortgage loan acquisition and resolution operations, after the Company has acquired a loan, the Company will typically sell a senior lien position in the loan, or assist the borrower in obtaining third-party refinancing, while retaining a junior lien position in the loan. Although the sale of a senior lien position or a refinancing often results in the return of the entire amount of (or, in some cases, more than) the Company's investment in the loan (including amounts advanced to the borrower after loan acquisition), in most such sales or refinancings a reduced portion of the Company's investment in the loan remains unrecovered. Based upon the appraised value of the properties underlying the loans, the Company believes that it will recover amounts substantially in excess of the Company's remaining invested capital; however, there can be no assurance that, upon termination of the loan, the borrower will be able to repay the loan in an amount equal to or in excess of the Company's remaining investment in such loan or that, if the borrower is not able to do so, the Company will be able to dispose of its remaining loan interest for an amount equal to or in excess of its remaining investment or that the property underlying the loan can be disposed of for an amount equal to or in excess of the interests of senior lienors and the Company's remaining investment.

              Sales of Senior Lien Positions to Institutional Investor. Senior lien positions in nine of the Company's portfolio loans have been sold to an institutional investor. Pursuant to the terms of these sales, if the borrower under any such loan defaults in the payment of debt service, the Company is required to replace the defaulted obligation with a performing one. Since the Company has sold senior positions in, or refinanced, most of its current portfolio loans, if the Company were required to replace a defaulted loan with a performing loan, it may not be able to do so without acquiring additional commercial real estate loans. If the Company could not fulfill its obligation, the institutional investor would have various legal remedies including foreclosure on and sale of the underlying property (see "Risk Factors--General: Credit Risks"), or requiring the Company to repay its senior lien position. There can be no assurance that borrowers on one or more of such loans will not default or that, in such event, the Company would be able to acquire additional commercial real estate loans to substitute, if a replacement loan is not so acquired and substituted, that the investor would not seek to require the Company to repay it.

              Loss Reserves. The Company records the investments in its loan portfolio at cost, which is significantly discounted from the face value of, and accrued interest and penalties on, the loans. The cost basis in the loans is reviewed periodically to determine that it is not greater than the sum of the projected cash flows and appraised values of the underlying properties. If the cost basis is found to be greater, the Company provides an appropriate allowance through a charge to operations. The Company did not establish any reserves with respect to its portfolio loans for fiscal 1994, 1995 and 1996. For the year ended September 30, 1997, the Company recorded an allowance of $400,000. There can be no assurance that future charges to operations will not occur or that the actual amount of such charges will not be materially greater than the amount of the charge for the particular period.

              Obligation of Company to Acquire Interest of, or Repay, Existing Senior Lienors. The Company is required to repurchase three senior loans held by a single lender in the event that the loans are not repaid, in accordance with their terms, by June 27, 2002, September 29, 2002 and September 27, 2011, respectively. These senior loans have an aggregate outstanding balance of $12.6 million at September 30, 1997. In addition, the Company is required to repurchase a senior lien interest in one of the Company's portfolio loans held by a single lender in the event that the senior lien interest is not repaid by May 21, 2002.

              Possible Fluctuations in Earnings from Asset Acquisition and Resolution Business. A material portion of the Company's revenues from its commercial mortgage loan acquisition and resolution business is derived from the sale of senior lien positions in, or refinancings of, its portfolio loans. These sales and refinancings are, with respect to any one loan, non-recurring. Accordingly, the Company's ability to recognize these gains in the future will depend upon its continuing ability to acquire loans and the sale of senior lien positions in, or refinancings of, such loans. See "Risk Factors--General:
Ability to Generate Growth Opportunities." Moreover, depending upon the timing of portfolio acquisitions and sales of senior lien positions or refinancings, the Company's revenues from its commercial mortgage loan acquisition and resolution business could be subject to significant fluctuations from period to period.

              Residential Mortgage Loan Originations. In addition to the risks usually associated with mortgage lending (see "Risk Factors -- General: Credit Risks" and "Risk Factors - Real Estate Finance Considerations: Lien Priority" and "--Real Estate Finance Considerations: Environmental Liability"), the Company's residential mortgage loan origination business, may involve a number of risks, including loan quality risks (principally involving the risk that loans not conforming to FNMA and FHLMC guidelines or loans to credit impaired borrowers may result in higher rates of default than conforming loans), the potential dependence of the Company's revenues from residential mortgage lending on its ability to sell or securitize its residential mortgage loans (and the possible contingent liability of the Company in any such sale or securitization for the repurchase of some or all defaulted loans sold or securitized) and claims made against the Company for breaches of fiduciary duty, misrepresentations, violations of federal or state laws relating to truth in lending, equal credit opportunity, settlement procedures, mortgage disclosure, debt collection practices or similar matters. As a new business line, residential mortgage loan origination is also subject to the risks, expenses and difficulties frequently encountered in the establishment of a new business which may materially adversely affect the Company's ability to develop the business, and the Company's investment in it.

Equipment Leasing Considerations

              Limited Equipment Leasing Operating History. The Company acquired the equipment leasing operations of The Fidelity Mutual Life Insurance Company ("Fidelity") in September 1995 and, in 1996, the Company expanded these leasing operations to include small ticket equipment leasing for its own account. Although the leasing business acquired by the Company has been in operation since 1986, and the executives primarily responsible for developing the Company's proprietary leasing program have had lengthy experience in the equipment leasing industry, the Company has only a limited amount of direct experience upon which an evaluation of its prospects in the equipment leasing business can be based.

              Demand for Company's Equipment Leasing Services. The demand for the equipment leasing services provided by the Company is subject to numerous factors beyond the control of the Company, including general economic conditions, fluctuations in interest rate levels and fluctuations in demand for the types of equipment as to which the Company provides equipment leases. In addition, the demand for the Company's equipment lease services will be materially affected by the ability of the Company to market its services to manufacturers, regional distributors and other vendors.

              Residuals. The Company anticipates that a significant portion of the Company's revenues from leasing operations may result from the sale or re-leasing of equipment upon lease termination or from the extension of lease terms beyond their initial expiration dates ("residuals"). The Company's realization of residuals will be subject to numerous factors beyond the Company's control, including the ability or willingness of a lessee to continue a lease or acquire the equipment, equipment obsolescence, excessive supply of similar equipment, reductions in manufacturer's prices for similar equipment and similar matters, which could materially adversely affect the amount of residuals obtainable by the Company and, accordingly, the operating results and financial condition of the Company.

Energy Industry Considerations

              Market for Production. Historically, the availability of a ready market for oil and natural gas, and the price obtained therefor, has depended upon numerous factors including the extent of domestic production, import of foreign natural gas and/or oil, political instability in oil and gas producing countries and regions, market demand, the effect of federal regulation on the sale of natural gas and/or oil in interstate commerce, and other governmental regulation of the production and transportation of natural gas and/or oil. Certain other factors outside the Company's control, such as operational and transportation difficulties of pipeline or oil purchasing companies, may also limit sales. In addition, the marketability of natural gas depends upon the needs of the purchasers to which the producer has access. Depending upon the purchasers' needs, the price obtainable for natural gas produced by the Company, or the amount of natural gas which the Company is able to sell, the revenues of the Company may be materially adversely affected.

              Possible Decline in Production. Production of oil and gas from a particular well generally declines over time until it is no longer economical to produce from the well, at which time the well is plugged and abandoned. The Company's wells have been drilled at various times from 1966 to the present. The Company's wells generally have productive lives of 15 to 20 years and have been subject to normal production declines. To date, these declines have been offset largely by the acquisition of additional wells and, to a materially lesser extent, drilling of new wells. The Company cannot predict whether the Company will acquire further energy assets or as to the timing or cost thereof.

              Environmental Liabilities. Oil and gas operations are subject to numerous hazards (such as seepage, spillage of well substances such as brine or oil, and escape of oil or gas from wells, tanks or pipelines) which can cause substantial pollution damage to the environment or severely damage the property of others. While the Company maintains liability insurance coverage and has not had a material environmental incident, there can be no assurance that incidents will not occur in the future or that the liability resulting therefrom will not be substantial.

Importance of Key Employees

              The Company's future success will depend upon the continued services of the Company's senior management and, with respect to its leasing operations, the Chairman and Chief Executive Officer of its leasing subsidiary. The unexpected loss of the services of any of these management personnel could have a material adverse effect upon the Company. The Company does not maintain key man life insurance on, nor (except for employment agreements with Edward E. Cohen, the Chairman, Chief Executive Officer and President of the Company, Abraham Bernstein, the Chairman and Chief Executive Officer of its leasing operations, and Daniel G. Cohen, the Chairman and Chief Executive Officer of the Company's residential mortgage origination business and an Executive Vice President of the Company) does it have employment agreements with, any of its senior management.

                       RATIO OF EARNINGS TO FIXED CHARGES

              The following table sets forth the ratio of earnings to fixed charges of the Company for the respective periods indicated (unaudited).


                                                                    For The
                            For The Years Ended September 30,       Nine Months
                            ---------------------------------       Ended
                         1992     1993     1994     1995    1996    June 30,1997
                         ----     ----     ----     ----    ----    ------------
Ratio of Earnings to
  Fixed Charges:.........(1)     16.45     4.89     4.07    9.44        6.95

----------------------
(1) Earnings in 1992 were inadequate to cover fixed charges by $506,000.

              The ratio of earnings to fixed charges is calculated by dividing income from continuing operations before income taxes, extraordinary gains and cumulative effect of a change in accounting principal plus fixed charges by fixed charges. Fixed charges represent total interest expense, including amortization of debt expense and discount relating to indebtedness.

                                 USE OF PROCEEDS

              The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby.

                                 CAPITALIZATION

              The following table sets forth the consolidated capitalization of the Company as of September 30, 1997, and as adjusted for the exchange of the New Notes for the Old Notes. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Company incorporated by reference herein. The issuance of the New Notes will have no effect on the capitalization of the Company.

                                                                           As of September 30, 1997
                                                                           ------------------------
                                                                       Actual               As Adjusted
                                                                       ------               -----------
        Current portion of long-term debt                           $     708                 $    708
        Long-term debt:
             Equipment lease credit facility                                0                        0
             Other debt                                                 3,786                    3,786
             Notes                                                          0                  115,000
             Old Notes                                                115,000                        0
                                                                     --------                 --------
               Total long-term debt                                  $119,494                 $119,494
                                                                     ========                 ========

        Stockholders' equity
             Preferred Stock, $1.00 par value, 1,000,000
                  shares authorized, none issued                    $       0                 $      0
             Common Stock, $.01 par value, 8,000,000
                  shares authorized, 5,410,645 shares issued
                  and outstanding                                          54                       54
             Additional paid-in capital                                56,787                   56,787
             Retained earnings                                         22,005                   22,005
             Less cost of treasury shares                             (13,664)                 (13,664)
             Less loan receivable from ESOP                              (353)                    (353)
                                                                     --------                 --------
             Total stockholders' equity                                64,829                   64,829
                                                                     --------                 --------
        Total capitalization                                         $184,323                 $184,323
                                                                     ========                 ========


                               THE EXCHANGE OFFER

Purpose and effect of the Exchange Offer

             In connection with the sale of the Old Notes, and pursuant to the Indenture, the Company granted certain Registration Rights to the Initial Purchaser, pursuant to which the Company agreed, among other things, to file on or before November 15, 1997 and to use its best efforts to cause to become effective on or before December 30, 1997 with the Commission the Registration Statement with respect to the exchange of the New Notes with terms identical in all material respects to the terms of the Old Notes. The Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

             The Exchange Offer is being made to satisfy the contractual obligations of the Company under the Registration Rights Agreement. The form and terms of the New Notes are the same as the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes and will not provide for any increase in the interest rate thereon.

             In that regard, the Old Notes provide, among other things, that, in the event that either (i) the Registration Statement is not filed with the Commission on or prior to November 15, 1997, (ii) the Registration Statement is not declared effective on or prior to

December 30, 1997, or (iii) the Exchange Offer is not consummated on or prior to February 15, 1998 or a Shelf Registration Statement is not declared effective on or prior to February 15, 1998, the interest rate borne by the Old Notes shall be increased by one-half of one percent per annum following November 15, 1997 in the case of clause (i) above, December 30, 1997 in the case of clause (ii) above or February 15, 1998 in the case of clause (iii) above, which rate will be increased by an additional one-half of one percent per annum for each 90-day period that any such additional interest continues to accrue; provided that the aggregate increase in such interest rate will in no event exceed one percent per annum.

             In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or if for any other reason the Registration Statement is not declared effective on or prior to December 30, 1997, the Exchange Offer is not consummated on or prior to February 15, 1998, any Holder of the Old Notes (other than the Initial Purchaser) is not eligible to participate in the Exchange Offer or upon the request of the Initial Purchaser under certain circumstances, the Company will at its cost, (a) as promptly as practicable, file with the Commission a Shelf Registration Statement covering resales of the Old Notes, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to February 15, 1998 (or promptly in the event of a request by the Initial Purchaser) and (c) use its best efforts to keep effective the Shelf Registration Statement for a period of two years after its effective date (or for a period of one year after such effective date if such Shelf Registration Statement is filed at the request of the Initial Purchaser or, for such shorter period, when all of the Old Notes covered by the Shelf Registration Statement have been sold pursuant thereto). The Company will, in the event of the filing of a Shelf Registration Statement, provide to each Holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Old Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes. A Holder of Old Notes who sells such Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security Holder in the related prospectus and to deliver the prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a Holder (including certain indemnification obligations). In addition, each Holder of the Old Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and to benefit from the provisions regarding liquidated damages set forth in the following paragraph.

             Upon (x) the filing of the Registration Statement after November 15, 1997, (y) the effectiveness of the Registration Statement after December 30, 1997, or (z) the day before the date of the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after February 15, 1998, the interest rate borne by the Old Notes from the date of such filing, effectiveness or the day before the date of the consummation, as the case may be, will be reduced by the full amount of such increase from the original interest rate of the Old Notes; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (i), (ii) or (iii) above occurs, the interest rate may again be increased and thereafter reduced pursuant to the foregoing provisions.

             If the Exchange Offer is consummated, Old Notes that remain outstanding thereafter and the New Notes issued in connection with the Exchange Offer will be treated as a single class of securities under the Indenture.

             The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, Holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

             Unless the context requires otherwise, the term "Holder" with respect to the Exchange Offer means any person in whose name the Old Notes are registered on the books of the Company, or any person whose Old Notes are held of record by The Depository Trust Company who desires to deliver such Old Notes by book-entry transfer at The Depository Trust Company.

             The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is an exhibit to the Registration Statement of which this Prospectus is a part.

Terms of the Exchange

             The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $115,000,000 aggregate principal amount of New Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Company will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $115,000,000 of New Notes in exchange for a like principal amount of outstanding Old Notes tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Notes in whole or in part in denominations of not less than $1,000 or any integral multiple thereof.

             The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered. As of the date of this Prospectus $115,000,000 aggregate principal amount of the Old Notes is outstanding.

             Holders of the Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Notes which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Indenture, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors-- Consequences of a Failure to Exchange Old Notes" and "Description of the Old Notes."

             If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof promptly after the Expiration Date.

             Holders who tender Old Notes in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer.

             THE BOARD OF DIRECTORS OF THE COMPANY MAKES NO RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.


Expiration Date; Extensions; Amendments

             The term "Expiration Date" means 5:00 p.m., New York City time, on February 15, 1998 unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date") shall mean the latest date and time to which the Exchange Offer is extended).

             The Company expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Notes for exchange, (ii) to terminate the Exchange Offer (whether or not any of the Old Notes have theretofore been accepted for exchange) if the Company determines in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all of the Old Notes tendered pursuant to the Exchange Offer, subject, however, to the right of Holders of the Old Notes to withdraw their tendered Old Notes as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition of the Exchange Offer, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders of the Old Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

             Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall not have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for the Exchange and Issuance of New Notes

             Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange, and will issue to the Exchange Agent, the New Notes for the Old Notes validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

             In all cases, delivery of the New Notes in exchange for the Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) the Old Notes or a book-entry confirmation of a book-entry transfer of the Old Notes into the Exchange Agent's account at The Depository Trust Company ("DTC"), including an Agent's Message if the tendering Holder has not delivered a Letter of Transmittal, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal.

             The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of the Old Notes into the Exchange Agent's account at DTC. The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgement states that such participant has received and agreed to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such a participant.

             Subject to the terms and conditions of the Exchange Offer, the Company will be deemed to have accepted for exchange, and thereby exchanged, the Old Notes validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Old Notes for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of the Old Notes, Letters of Transmittal and related documents, and as agent for tendering Holders for the purpose of receiving the Old Notes, Letters of Transmittal and related documents and transmitting the New Notes to validly tendering Holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of the Old Notes) or the Company extends the Exchange Offer or is unable to accept for exchange or exchange the Old Notes tendered pursuant to the Exchange Offer, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Notes and such Old Notes may not be withdrawn except to the extent tendering Holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

             Pursuant to the Letter of Transmittal, or Agent's Message in lieu thereof, a Holder of the Old Notes will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer the Old Notes, that the Company will acquire good, marketable and unencumbered title to the tendered Old Notes free and clear of all liens, restrictions, charges and encumbrances, and the Old Notes tendered for exchange are not subject to any adverse claims or proxies. The Holder also will warrant and agree that it will, upon request, execute and delivery any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Notes tendered pursuant to the Exchange Offer.

Procedures for Tendering Old Notes

             Valid Tender. Except as set forth below, in order for the Old Notes to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry tender, an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent," and either (i) tendered Old Notes must be received by the Exchange Agent, or (ii) such Old Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an Agent's Message if the tendering Holder has not delivered a Letter of Transmittal, must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

             If less than all of the Old Notes are tendered, but in no case less than $1,000 principal amount of Old Notes, a tendering Holder should fill in the amount of the Old Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of the Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

             THE METHOD OF DELIVERY OF CERTIFICATIONS, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

             Book Entry Transfer. The Exchange Agent will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or any Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

             DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

             Signature Guarantees. Certificates for the Old Notes need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Notes is registered in a name other than that of the person surrendering the certificate or (b) such registered Holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the

Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

             Guaranteed Delivery. If a Holder desires to tender Old Notes pursuant to the Exchange Offer and the certificates for such Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

             (i)   such tenders are made by or through an Eligible Institution;

             (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

             (iii) the certificates (or a book-entry confirmation) representing all tendered Old Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

             The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail, to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

             Notwithstanding any other provision hereof, the delivery of the New Notes in exchange for the Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of the Old Notes, or of a book-entry confirmation with respect to such Old Notes, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of the New Notes might not be made to all tendering Holders at the same time, and will depend upon when the Old Notes, book-entry confirmations with respect to the Old Notes and other required documents are received by the Exchange Agent.

             The Company's acceptance for exchange of the Old Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions of the Exchange Offer.

             All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of the Old Notes of any particular Holder whether or not similar conditions or irregularities are waived in the case of other Holders.

             The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of the Old Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

             If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

             A beneficial owner of the Old Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial Holder wishes to participate in the Exchange Offer.

Resales of New Notes

             The Company is making the Exchange Offer for the Old Notes in reliance upon the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based upon these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a Holder thereof (other than a Holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any Holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing New Notes, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes.

             Each Holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes, and (iv) if such Holder is not a broker-dealer, such Holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. In addition, the Company may require such Holder, as a condition to its participation in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such Holder holds the Old Notes to be exchanged in the Exchange Offer. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers who acquired Old Notes for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of the Old Notes with a prospectus meeting the requirements of the Securities Act, which may be this Prospectus, as it may be amended or supplemented from time to time for a period ending 180 days after the Expiration Date or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company and any Participating Broker-Dealer who purchased the Old Notes specifically for resale may not use this Prospectus and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

             In that regard, each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, or delivery of an Agent's Message in lieu thereof, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of the New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

Withdrawal Rights

             Except as otherwise provided herein, tenders of the Old Notes may be withdrawn at any time on or prior to the Expiration Date.

             In order for a withdrawal to be effective, a written or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, the aggregate principal amount of the Old Notes to be withdrawn, and, if certificates for such Old Notes have been tendered, the name of the registered Holder of the Old Notes as set forth on the Old Notes, if different from that of the person who tendered the Old Notes. If the Old Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Notes, the tendering Holder must submit the serial numbers shown on the particular Old Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Notes tendered for the account of an Eligible Institution. If the Old Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of the Old Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written or facsimile transmission. Withdrawals of tenders of the Old Notes may not be rescinded. Old Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Notes."

             All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Notes which have been tendered but which are withdrawn will be returned to the Holder thereof promptly after withdrawal.

Interest Payments on the New Notes

             Holders of Old Notes whose Old Notes are accepted for exchange will not receive accumulated interest on such Old Notes for any period from and after the last Interest Payment Date with respect to such Old Notes prior to the original issue date of the New Notes or, if no such interest payment has been made, will not receive any accumulated interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old Notes accumulated from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after February 1, 1997. However, because interest on the New Notes will accumulate from February 1,

1997, the amount of the interest received by Holders whose Old Notes are accepted for exchange will not be affected by the exchange.

Conditions to the Exchange Offer

             Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Old Notes for any New Notes, and, as described below, may terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any conditions or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

                     (a) there shall occur a change in the current
                         interpretation by the staff of the Commission which permits the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by Holders thereof (other than broker-dealers and any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement or understanding with any person to participate in the distribution of such New Notes; or

                     (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

                     (c) any law, statute, rule or regulation shall have been
                         adopted or enacted which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

             If the Company determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any such conditions or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders of the Old Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

             The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

By Hand or Overnight Delivery:               By Registered or Certified Mail:

The Bank of New York                           The Bank of New York
101 Barclay Street                             101 Barclay Street, 7E
Corporate Trust Services Window                New York, New York 10286
Ground Level                                   Attention: Reorganization Section
New York, New York 10286
Attention: Reorganization Section

                             By Facsimile Delivery:
                          (Eligible Institutions Only)
                                 (212) 571-3080

Delivery to other than one of above addresses or the facsimile number will not constitute a valid delivery.

Fees and Expenses

             The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Notes, and in handling and tendering for their customers.

             Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Notes are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such taxes will be billed directly to such tendering Holder.

             The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                          DESCRIPTION OF THE NEW NOTES

             The terms of the New Notes are identical in all material respects to the respective terms of the Old Notes except as otherwise set forth herein. The New Notes are to be issued under the Indenture between the Company and The Bank of New York, as Trustee (the "Trustee"). Upon issuance of the New Notes, the Indenture will be subject to and governed by the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon request, the Company will provide copies of the Indenture to Holders of the Old Notes. Copies of the Indenture are also available for inspection at the corporate trust office of the Trustee in New York, New York. Capitalized terms not otherwise defined herein have the meanings specified in the Indenture. A glossary of such terms is set forth at "Description of New Notes - Certain Definitions." Wherever a defined term of the Indenture is referred to, the definition of such term set forth in the Indenture is incorporated herein by such reference.

             The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms and those terms made part of the Indenture by reference to the Trust Indenture Act. For purposes of this Section, the term "Company" refers only to Resource America, Inc. and not any of its Subsidiaries.

General

              The New Notes will be limited in aggregate original principal amount to $115 million. The New Notes will mature on August 1, 2004 (the "Stated Maturity"). The New Notes will rank pari passu with all other general unsecured obligations of the Company.

              The New Notes will bear interest from the date of their initial issuance, at the rate of twelve percent (12%) per annum, payable semi-annually in arrears on February 1 and August 1 of each year (each an "Interest Payment Date"), commencing February 1, 1998, to the Holders of record at the close of business on January 15 or July 15 (whether or not a business day), as the case may be, next preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a 360-day year of twelve 30-day months.

             The New Notes will not be secured by the assets of the Company or any of its Subsidiaries, or otherwise, and will not have the benefit of a sinking fund for the retirement of principal or interest. Because the Company is a holding company that currently conducts substantially all of its operations through its Subsidiaries, the right of the Company to participate in any distribution of assets of the Subsidiaries upon their liquidation or reorganization or otherwise (and thus the ability of Holders of the New Notes to benefit indirectly from such distribution) are subject to the prior claims of creditors of the Subsidiaries. See "Risk Factors - General: Holding Company Structure; Limitations on Access to Cash Flow of Operating Companies; Effective Subordination."

Book-Entry Delivery and Form

             General. The certificates representing the New Notes will be issued in fully registered form, without coupons. Except as described in the next paragraph, the New Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depositary"), and registered in the name of Cede & Co., as the Depositary's nominee, in the form of a global Note certificate (the "Global Certificate") or will remain in the custody of the Trustee pursuant to a FAST Balance Certificate Agreement between the Depositary and the Trustee. Unless and until it is exchangeable in whole or in part for New Notes in definitive form, a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor.

             Book-Entry Securities. Ownership of beneficial interests in a Global Note will be limited to persons that have accounts with the Depositary or its nominee ("Participants") or persons that may hold interests through Participants. The Company expects that upon the issuance of a Global Note, the Depositary will credit, on its book-entry registration and transfer system, the Participants' accounts with their respective principal amounts of the New Notes represented by such Global Note. Ownership of beneficial interests in such Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary (with respect to interests of Participants) and on the records of Participants (with respect to interests of beneficial owners held through Participants). Beneficial owners will not receive written confirmation from the Depositary of their purchase, but are expected to receive written confirmations from the Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests will be accomplished by entries on the books of Participants acting on behalf of the beneficial owners.

             So long as the Depositary, or its nominee, is the registered owner of a Global Note, the Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the New Notes represented by such Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to receive physical delivery of the New Notes in definitive form and will not be considered the owners or Holders thereof under the Indenture. Accordingly, each owner of a beneficial interest in such a Global Note must rely on the procedures of the Depositary and, if such beneficial owner is not a Participant, on the procedures of the Participant through which such beneficial owner owns its interest, to exercise any rights of a Holder under the Indenture. The Company understands that, under the Depositary's existing practices, in the event that the Company requests any action of Holders, or an owner of a beneficial interest in such a Global Note desires to take any action which a Holder is entitled to take under the Indenture, the Depositary would authorize the Participants holding the relevant beneficial interests to take such action, and such Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. Redemption notices will also be sent to the Depositary. If less than all of the New Notes are being redeemed, the Company understands that it is the Depositary's existing practice to determine by lot the amount of the interest of each Participant to be redeemed.

             Payment of principal of, and premium, if any, and interest on New Notes registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Note representing such New Notes. None of the Company, the Trustee or any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note for such New Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Disbursements of payments of principal, premium, if any, and interest to Participants shall be the responsibility of the Depositary. The Depositary's practice is to credit Participants' accounts on a payable date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on such payable date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depositary, the Company, the Trustee or any agent of the Company, subject to any statutory or regulatory requirements as may be in effect from time to time.

             The Depositary may discontinue providing its services as securities depository with respect to the New Notes at any time by giving reasonable notice to the Company or the Trustee. If the Depositary notifies the Company that it is unwilling to continue as such, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within ninety days after receiving such notice or becoming aware that the Depositary is no longer so registered, the Company will issue the New Notes in definitive form upon registration of transfer of, or in exchange for, such Global Note. In addition, the Company may at any time and in its sole discretion determine not to have the New Notes represented by one or more Global Notes and, in such event, will issue New Notes in definitive form in exchange for all of the Global Notes representing such New Notes.

             The Depositary has advised the Company as follows: it is a limited-purpose trust company organized under the New York Banking Law, a "bank organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions among its Participants in such securities through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's Participants include securities broker-dealers (such as the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Persons who are not Participants in the Depositary may beneficially own securities held by the Depositary only through Persons who are participants or who clear through or maintain a custodial relationship with a Participant. The Depositary is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the NASD. The regulations applicable to the Depositary and its Participants are on file with the Commission.

Optional Redemption

             The New Notes may not be redeemed prior to August 1, 2002. On or after such date, the New Notes may be redeemed, in whole or in part, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest to (but excluding) the redemption date, if redeemed during the 12-month period, beginning January 1, of the years indicated below:


                              Year                  Redemption Price
                              ----                  ----------------
                 2002.......................               106%
                 2003.......................               103%

              If at any time fewer than all of the New Notes then outstanding are to be redeemed, the Trustee shall select the New Notes or portions thereof to be redeemed by any method the Trustee shall deem fair and reasonable. New Notes in denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. Notice of redemption will be mailed to each Holder of New Notes to be redeemed at such Holder's registered address at least 30, but not more than 60, days before the redemption date. On or after the redemption date, interest will cease to accrue on the New Notes or portions thereof called for redemption.

              In addition to permitted redemptions, the Company may from time to time purchase the New Notes in the open market, in private transactions or otherwise, as permitted by applicable law.

No Sinking Fund or Mandatory Redemption

              The New Notes will not be entitled to the benefit of any sinking fund or mandatory redemption.

Certain Covenants

              The Indenture contains, among others, the following covenants:

              Net Worth Maintenance. Commencing on the date of issuance of the Old Notes and at all times thereafter including upon the exchange of Old Notes for New Notes, determined at the end of each fiscal quarter, the Company shall maintain Consolidated Net Worth, equal to (i) $50.0 million plus (ii) a cumulative amount equal to twenty-five percent (25%) of the Consolidated Net Income (but not loss), if any, of the Company and its Subsidiaries for each fiscal quarter commencing with the first full quarter ending after issuance of the Old Notes.

              Limitations on Indebtedness.

              (a) Except for the issuance of the New Notes, the Company shall not incur, directly or indirectly, any Indebtedness or issue any Disqualified Capital Stock; provided, however, that the Company may incur Indebtedness or issue Disqualified Capital Stock if, on the date of such incurrence or issuance and after giving effect thereto,
                      (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Leverage Ratio does not exceed 2.0 to 1.0.

              (b) The Company will not create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to, or otherwise permit to exist, any Junior Indebtedness or Pari Passu Indebtedness (other than Acquired Indebtedness) unless the Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such Junior Indebtedness or Pari Passu Indebtedness is after the final Stated Maturity of principal of the Notes.

              (c) The Company will not permit any Subsidiary to, directly or indirectly, incur any Indebtedness or issue any Disqualified Capital Stock.

              (d) The Company will not incur any Indebtedness which is senior in right of payment to the Notes.

              (e)     The foregoing provisions shall not apply to:

                      (1) Permitted Acquisition Indebtedness of the Company and its Subsidiaries;

                      (2) Permitted Repurchase Facilities of the Company and its Subsidiaries;

                      (3)      Guarantees by the Company of (1) and (2);

                      (4) Intercompany Indebtedness owed by the Company to any of its Subsidiaries or owed by any Subsidiary to the Company;

                      (5) Incurrence by the Company of its obligations under the Notes;

                      (6) Non-Recourse Indebtedness of the Company and its Subsidiaries;

                      (7) Securities issued in a securitization by a Securitization Entity formed by or on behalf of the Company or its Subsidiaries, regardless of whether such securities are treated as indebtedness for tax purposes, provided that neither the Company nor any Subsidiary (other than the Securitization Entity formed solely for the purpose of such securitization) is directly or indirectly liable as a guarantor or otherwise (excluding the provision of Credit Support) for such securities or obligations of the Securitization Entity;

                      (8) Unsecured working capital loans to Subsidiaries, not to exceed $5.0 million in the aggregate, provided, however, that such Indebtedness shall be considered to be Indebtedness of the Company for the purpose of the Leverage Ratio;

                      (9) Acquired Indebtedness of Subsidiaries, provided, however, that such Acquired Indebtedness shall be considered to be Indebtedness of the Company for the purpose of the Leverage Ratio;

                      (10)     Indebtedness secured by Permitted Liens; or

                      (11)     Hedging Obligations directly related to:

                               (i) Indebtedness permitted to be incurred by the Company or its Subsidiaries pursuant to the Indenture;

                               (ii)     loans held by the Company or its
                                        Subsidiaries pending sale; or

                               (iii) loans with respect to which the Company or any Subsidiary has an outstanding purchase offer or commitment, financing commitment or security interest.

              (f) For purposes of determining compliance with the foregoing covenants:

                      (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in good faith, will classify such item of Indebtedness and be required to include the amount and type of such Indebtedness in one of the above clauses; and

                      (2) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     Limitation on Issuances and Sales of Capital Stock of Subsidiaries. The Company (a) will not permit any Subsidiary to issue or sell any shares of its Capital Stock (other than to the Company or a Wholly Owned Subsidiary) and (b) except pursuant to existing agreements, options or option plans, will not permit any Person to own any shares of Capital Stock of any Subsidiary.

     Liquidity Maintenance. The Company shall, at all times when the New Notes are not rated in an investment grade category by one or more nationally recognized statistical rating organizations, maintain Liquid Assets with a value equal to at least 100% of the required interest payments due on the New Notes on the next succeeding semi-annual Interest Payment Date. Liquid Assets of a Subsidiary may be included in such calculation only to the extent that such Liquid Assets may at such time be distributed to the Company without restriction or notice to any Person. Such Liquid Assets shall not be the subject of any pledge, Lien, encumbrance or charge of any kind and shall not be used as collateral or security for Indebtedness for borrowed money or otherwise of the Company or its Subsidiaries nor may such Liquid Assets be used as reserves for any self-insurance maintained by the Company.

     Limitations on Restricted Payments. The Company will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if, at the time of such Restricted Payment or after giving effect thereto,

              (a) a Default or Event of Default shall have occurred and be continuing; or

              (b) the Company would fail to maintain sufficient Liquid Assets to comply with the terms of the covenant described above under "Liquidity Maintenance"; or

              (c) the aggregate amount of all Restricted Payments (the amount of such payments, if other than in cash, having been determined in good faith by the relevant Board of Directors, whose determination shall be conclusive and evidenced by a Board resolution filed with the Trustee) declared and made after the issue date of the Old Notes would exceed the sum of:

                      (i) 25% of the aggregate Consolidated Net Income (or, if such Consolidated Net Income is a deficit, 100% of such deficit) of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter during which the issue date of the Old Notes occurred and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment; plus

                      (ii) the aggregate Net Cash Proceeds received by the Company as capital contributions (other than from a Subsidiary) after the issue date of the Old Notes; plus

                      (iii) the aggregate Net Cash Proceeds and the Fair Market Value of property not constituting Net Cash Proceeds received by the Company from the issuance or sale (other than to a Subsidiary) of Qualified Capital Stock after the issue date of the Old Notes; plus

                      (iv) 100% of the amount of any Indebtedness of the Company or a Subsidiary that is issued after the issue date of the Old Notes that is thereafter converted into or exchanged for Qualified Capital Stock of the Company; or

              (d) the Unsecured Debt Coverage Ratio for the Company for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment is less than 2.00 to 1.00, determined after giving effect to such Restricted Payment; provided, however, that the foregoing provisions will not prevent (y) the payment of a dividend within 60 days after the date of its declaration if at the date of declaration such payment was permitted by the foregoing provisions, or (z) any Permitted Payment.

      Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its

Subsidiaries (other than a Securitization Entity) to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to

              (a) pay any dividends or make any other distribution on its Capital Stock;

              (b) make payments in respect of any Indebtedness owed to the Company or any other Subsidiary; or

              (c) make loans or advances to the Company or any Subsidiary or to guarantee Indebtedness of the Company or any other Subsidiary; other than, in the case of (a), (b) and (c),

                      (1)      restrictions imposed by applicable law;

                      (2) restrictions existing under agreements in effect on the date of the Indenture or under renewals or extensions thereof on substantially the same terms and conditions;

                      (3) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary of the Company so long as such encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary;

                      (4) restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the assets (which term may include the Capital Stock) of such Subsidiary;

                      (5) restrictions on the transfer of assets which are subject to Liens;

                      (6) restrictions existing under agreements evidencing Permitted Acquisition Indebtedness or Permitted Repurchase Facilities if such Indebtedness (i) is made without recourse to, and with no cross collateralization (which shall not include Guarantees) against the assets of the Company or any other subsidiary, and (ii) upon complete or partial liquidation of which the Indebtedness must be correspondingly repaid in whole or in part, as the case may be; and

                      (7) restrictions existing under any agreement that renews, extends, increases, refinances or replaces any of the agreements containing the restrictions in clauses (2), (3) and (6); provided that the terms and conditions of any such restrictions (except for changes in interest rates related to changes in market rates) are not less favorable to the Holders than those under the agreement evidencing or relating to the Indebtedness renewed, extended, increased, refinanced or replaced.

      Limitations on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (except that the Company and any of its Subsidiaries may enter into any transaction or series of related transactions with any Subsidiary of the Company without limitation under this covenant) unless: (i) such transactions or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction in an arm's length dealing with a Person that is not such an Affiliate or, in the absence of such a comparable transaction, on terms that the relevant Board of Directors determines in good faith would be offered to a Person that is not an Affiliate; (ii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $250,000, the Company delivers an officers' certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and has been approved by a majority of the Disinterested Directors of the relevant Board of Directors of the Company or such Subsidiary, as the case may be; and (iii) with respect to any transaction or series of related transactions involving aggregate payments in excess of $1.0 million, or in the event that no members of the Board of Directors are Disinterested Directors with respect to any transaction or series of transactions included in clause (ii), (x) in the case of a transaction involving real property, the aggregate rental or sale price of such real property shall be the fair market rental or sale value of such real property as determined in a written opinion by a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required and (y) in all other cases, the Company delivers to the Trustee a written opinion of a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction or series of transactions for which approval is required to the effect that the transaction or series of transactions are fair to the Company or such Subsidiary from a financial point of view. The limitations set forth in this paragraph will not apply to (i) transactions entered into pursuant to any agreement already in effect on the date of the Indenture and any renewals or extensions thereof not involving modifications materially adverse to the Company or any Subsidiary,
(ii) normal banking relationships with an Affiliate on an arms' length basis,
(iii) any employment agreement, stock option, employee benefit, indemnification, compensation, business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Subsidiaries which agreement, arrangement or plan was adopted by the Board of Directors of the Company or such Subsidiary (including a majority of the Disinterested Directors), as the case may be, (iv) any Restricted Payment or Permitted Payment, (v) any transaction or series of transactions in which the total amount involved does not exceed $125,000, or (vi) services rendered and obligations incurred by the Company or any of its Subsidiaries pursuant to existing agreements or agreements between the Company and/or any of its Subsidiaries.

      Limitations on Liens and Guarantees. The Company will not create, assume, incur or suffer to exist any Lien (other than a Permitted Lien) upon any of the Company's assets (including the Capital Stock of any Subsidiary) as security for Indebtedness, without effectively providing that the Notes will be equally and ratably secured with (or prior to) such Indebtedness.

      In addition, the Company will not permit any Subsidiary of the Company, directly or indirectly, to guarantee or assume, or subject any of its assets to a Lien (other than a Permitted Lien) to secure any Pari Passu Indebtedness or Junior Indebtedness unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of, or pledge of assets to secure, the Notes by such Subsidiary on terms at least as favorable to the Holders of the Notes as such guarantee or security interest in such assets is to the Holders of such Pari Passu Indebtedness or Junior Indebtedness, except that in the event of a guarantee or security interest in such assets with respect to (x) Pari Passu Indebtedness, the guarantee or security interest in such assets under the supplemental indenture shall be made pari passu to the guarantee or security interest in such assets with respect to such Pari Passu Indebtedness or (y) Junior Indebtedness, any such guarantee or security interest in such assets with respect to such Junior Indebtedness shall be subordinated to such Subsidiary's guarantee or security interest in such assets with respect to the Notes to the same extent as such Junior Indebtedness is subordinated to the Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim, or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary of the Company as a result of any payment by such Subsidiary under its guarantees.

     Offer to Purchase upon a Change of Control. If a Change of Control Event shall occur at any time, then each Holder will have the right to require the Company to repurchase such Holder's Notes (pursuant to an offer made to all Holders), in whole or in part, in integral multiples of $1,000 at a purchase price in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that the Company will have the funds available to repurchase the Notes in the event of a Change of Control Event.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes upon the occurrence of a Change of Control Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

     Additional Covenants. The Indenture also contains covenants with respect to, among other things, the following matters: (i) payment of principal, premium and interest; (ii) maintenance of corporate existence; (iii) payment of taxes and other claims; (iv) maintenance of properties; and (v) maintenance of insurance.

Merger and Consolidation

      The Indenture provides that the Company may not, in a single transaction or a series of transactions, consolidate with or merge into any other Person or sell, assign, convey, transfer, lease all or substantially all of its assets to any Person or group of affiliated Persons unless (a) either (i) the Company shall be the continuing entity, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company (the "Surviving Entity") is organized under the laws of the United States or a state thereof or the District of Columbia and such Surviving Entity assumes by supplemental indenture, executed and delivered to the Trustee in form reasonably satisfactory to the Trustee, all obligations of the Company on the Notes and under the Indenture, (b) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing; (c) the Company or the Surviving Entity, as applicable, could incur at least $1.00 of additional Indebtedness without violating the Leverage Ratio described above under "Limitation on Indebtedness;" and (d) the Company or the Surviving Entity, as applicable, shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer's certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition and the supplemental indenture in respect thereto comply with the Indenture and that all conditions precedent provided for relating to such transaction have been complied with.

Modification of the Indenture; Waiver of Covenants

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of greater than 50% in aggregate principal amount of the Notes then outstanding;

provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Note affected thereby, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Note or reduce the principal amount thereof, premium, if any, or the rate of interest thereon, or change the coin or currency in which any Note or any premium or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof; (ii) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment or modification, or the consent of whose Holders is required for any waiver; (iii) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage in principal amount of outstanding Notes required for such action or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the Holder of each Note affected thereby; or (iv) waive a default in payment with respect to any Note (other than a default in payment that is due solely because of acceleration of the maturity of the Notes).

      Notwithstanding the foregoing, without the consent of any Holders of the Notes, the Company and the Trustee may modify or amend the Indenture (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Notes in accordance with the "Merger and Consolidation" provisions of the Indenture; (ii) to add any additional Events of Default, to add to the covenants of the Company for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Company in the Indenture or in the Notes; (iii) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture or in the Notes, provided that any such action shall not adversely affect in any material respect the interests of any Holder of any Note; (iv) to secure the Notes or add a guarantor under the Indenture pursuant to the provisions of the covenant on "Limitations on Liens and Guarantees" described above; (v) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or (vi) to make any other provisions with respect to matters or questions arising under the Indenture or the Notes, provided that such provisions shall not adversely affect in any material respect the interests of any Holder of any Note.

      The Holders of greater than 50% in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

Events of Default

     An Event of Default is defined in the Indenture to include:

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




              (i) failure by the Company to pay interest on any Note when due and payable, if such failure continues for a period of 30 days;

              (ii) failure by the Company to pay the principal on any Note when due and payable at maturity or upon redemption, acceleration or otherwise;

              (iii) failure by the Company to comply with any other agreement or covenant contained in the Indenture if such failure continues for a period of 30 days after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding;

              (iv) indebtedness of the Company or any Subsidiary of the Company is not paid within any applicable grace period after final maturity or in the event that final maturity is accelerated because of a default and, in either case, the total amount of such indebtedness unpaid or accelerated is equal to or greater than 5% of the Company's Consolidated Net Worth at the quarter end preceding the end of such grace period or such acceleration;

              (v) occurrence of certain events of bankruptcy or insolvency of the Company or any Significant Subsidiary; and

              (vi) existence of one or more judgments against the Company or any Subsidiary which remain undischarged 60 days after all rights to directly review such judgment, whether by appeal or writ, have been exhausted or have expired which are in excess, either individually or in the aggregate, of 5% of the Company's Consolidated Net Worth as of the quarter end preceding the end of such 60-day period.

     The Company has agreed in the Indenture to file annually with the Trustee a statement regarding compliance by the Company with the terms of the Indenture and specifying any defaults of which the signers may have knowledge.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all the Notes to be immediately due and payable by notice to the Company (and to the Trustee if given by the Holders). Under certain circumstances, the Holders of a majority in principal amount of the Notes then outstanding may rescind such a declaration.

Provision of Reports

     The Company will furnish to the Holders of Notes, upon request, whether or not required by the rules and regulations of the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Form 10-Q and Form 10-K if the Company was required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Subsidiaries, and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

Defeasance or Covenant Defeasance of the Indenture

     The Company may, at its option and at any time, elect to have its obligations and the obligations of any of its Subsidiaries with respect to the outstanding Notes discharged ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due and certain provisions of the Indenture with respect to the registration and transfer of the Notes. In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of any of its Subsidiaries with respect to certain covenants described in the Indenture released ("covenant defeasance") and thereafter any failure to comply with such covenants shall not constitute a Default or an Event of Default. In the event of a covenant defeasance, certain other events (not including prepayment, bankruptcy, receivership or insolvency events) described under "Events of Default" will no longer constitute a Default or an Event of Default with respect to the Notes.

     In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in United States Dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof (collectively, the "trust fund"), in such amounts as will be sufficient (without considering any reinvestment of amounts earned on such U.S. Government Obligations), in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge interest on the outstanding Notes as it becomes due and to pay and discharge the principal of and premium, if any, on the outstanding Notes at redemption or maturity; (ii) in the case of defeasance, the Company must deliver to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company must deliver to the Trustee an opinion of independent counsel in the United States to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default may have occurred and be continuing on the date of such deposit and after giving effect thereto; (v) such defeasance or covenant defeasance may not cause the Trustee for the Notes to have a conflicting interest with respect to any securities of the Company; (vi) such defeasance or covenant defeasance may not result in a breach or violation of, or constitute a Default under, the Indenture or any material agreement or instrument to which the Company is a party or by which it is bound; (vii) the Company must deliver to the Trustee an opinion of independent counsel in the United States to the effect that the trust fund will not be subject to the effect of any applicable bankruptcy, insolvency, receivership, conservatorship, reorganization or similar laws affecting creditors' rights generally (including, without limitation, fraudulent and avoidable transfers); (viii) the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company; (ix) no event or condition may exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes, on the date of such deposit; and (x) the Company must deliver to the Trustee an officers' certificate and an opinion of independent counsel in the United States, each stating that all conditions precedent relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

      The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of any Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, or will become due and payable or are to be called for redemption within one year, and the Company has irrevocably deposited or caused to be deposited with the

Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions to the Trustee from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Trustee

     The Bank of New York, the Trustee under the Indenture, may from time to time enter into ordinary correspondent and other banking relationships with the Company. The address of the principal corporate trust office of the Trustee is 101 Barclay Street - 21W, New York, New York 10286.

Certain Definitions

      "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary of or is merged with or into any other Person or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of such other Person or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from such Person or the date such Person becomes a Subsidiary of or is merged with or into such other Person.

      "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person and any legal or beneficial owner, directly or indirectly, of 20% or more of the Voting Stock of such specified Person. Notwithstanding the foregoing, no Securitization Entity shall be deemed an Affiliate of the Company.

      "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

      "Capital Lease Obligation" of any Person means any obligations of such Person under any capital lease for real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation; and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

      "Capital Stock" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents or interests in (however designated) capital stock in such Person, including, with respect to a corporation, common stock, Preferred Stock and other corporate stock and, with respect to a partnership, partnership interests, whether general or limited, and any rights (other than debt securities convertible into corporate stock, partnership interests or other capital stock), warrants or options exchangeable for or convertible into such corporate stock, partnership interests or other capital stock.

     "Change of Control Event" means an event or series of events by which

              (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Existing Management Group, is or becomes after the date of issuance of the Notes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of the Indenture), of more than 40% of the total voting power of all Voting Stock of the Company then outstanding;

              (b)     (1)      another corporation merges into the Company
                               or the Company consolidates with or merges into any other corporation, or

                      (2) the Company conveys, transfers or leases all or substantially all its assets to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between the Company and a Wholly-Owned Subsidiary of the Company, and, in the case of each of clause (1) and clause (2), with the effect that a person or group, other than the Existing Management Group, is or becomes the beneficial owner of more than 40% of the total voting power of all Voting Stock of the surviving or transferee corporation of such transaction or series of transactions;

              (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors, or whose nomination for election by the Company's shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the directors then in office; or

              (d) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

      "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP.

     "Consolidated Net Assets" of any Person as of any date means the total amount of assets of such Person and its Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date for which financial information is available, as determined in accordance with GAAP.

      "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income (Loss) of such Person for such period plus (a) provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income (Loss) plus (b) Consolidated Interest Expense of such Person for such period, plus (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income (Loss), plus (d) without duplication, any other non-cash charges reducing Consolidated Net Income (Loss) of such Person for such period less (e) without duplication, non-cash items increasing Consolidated Net Income
(Loss) of such Person for such period in each case, on a consolidated basis for such Person in accordance with GAAP.

      "Consolidated Interest Expense" means, with respect to any period, the sum of: (a) consolidated interest expense of such Person for such period, other than interest expense on Permitted Acquisition Indebtedness and Permitted Repurchase Facilities, whether paid or accrued (except to the extent accrued in a prior period), to the extent such expense was deducted in computing Consolidated Net Income (Loss) (including amortization of original issue discount, non-cash interest payments and the interest component of Capitalized Lease Obligations, excluding amortization of deferred financing fees) and (b) consolidated capitalized interest of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income
(Loss).

      "Consolidated Net Income (Loss)" of any Person means, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication, (i) the portion of net income (or loss) of any other Person (other than any of such Person's consolidated Subsidiaries) in which such Person or any of its

Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or its consolidated Subsidiaries in cash by such other Person during such period, (ii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan and (iv) solely for the purpose of determining Consolidated Net Income (Loss) in connection with the calculation of Restricted Payments permitted to be made hereunder, the net income of any consolidated Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; provided that, upon the termination or expiration of such dividend or distribution restrictions, the portion of net income (or loss) of such consolidated Subsidiary allocable to such Person and previously excluded shall be added to the Consolidated Net Income (Loss) of such Person to the extent of the amount of dividends or other distributions available to be paid to such Person in cash by such Subsidiary.

      "Consolidated Net Worth" of any Person and its Subsidiaries mean as of the date of determination all amounts that would be included under stockholders' equity on a consolidated balance sheet of such Person and its Subsidiaries determined in accordance with GAAP.

      "Control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities (or pledge of voting securities if the pledgee thereof may on the date of determination exercise or control the exercise of the voting rights of the owner of such voting securities), by contract or otherwise; and the terms "to Control," "Controlling" and "Controlled" have meanings correlative to the foregoing.

      "Credit Support" means credit support designed to enhance the likelihood of payment on securities issued in connection with a securitization of loans or other assets which are generally funded with the proceeds of such securitization, including without limitation subordination of certain classes of securities, insurance policies, representations and warranties, reserve funds, liquidity reserves, lost- and missing- note reserves, letters of credit.

      "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part on, or prior to, or is exchangeable for debt securities of the Company or its Subsidiaries prior to, the final Stated Maturity of principal of the Notes; provided that only the amount of such Capital Stock that is redeemable prior to the Stated Maturity of principal of the Notes shall be deemed to be Disqualified Capital Stock.

      "Disinterested Director" of any Person means, with respect to any transaction or series of related transactions, a member of the board of directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

     "Existing Management Group" means, a majority of the executive officers of the Company as of the date of the Indenture (see "Management"), members of their immediate families, certain trusts for their benefit, and legal representatives of, or heirs, beneficiaries or legatees receiving Common Stock (or securities convertible or exchangeable for Common Stock) under any such person's estate.

      "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under compulsion to complete the transaction; provided, however, that the Fair Market Value of any asset or assets shall be determined by the Board of Directors of the Company, acting in good faith, and shall be evidenced by a resolution of such Board of Directors delivered to the Trustee.

      "Fixed Charges" means, with respect to any Person for any period, the sum of (i) Consolidated Interest Expense of such Person for such period, and (ii) the product of (a) all cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person or its Subsidiaries for such period, and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case on a consolidated basis and in accordance with GAAP.

      "GAAP" means generally accepted accounting principles.

      "Guaranteed Indebtedness" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the Holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor, or (v) otherwise to assure a creditor with respect to Indebtedness against loss; provided that the term shall not include endorsements for collection of deposit, in either case in the ordinary course of business.

      "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement.

      "Holders" means the registered holders of the Notes.

      "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, and in connection with any agreement by such Person to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, but excluding trade payables arising in the ordinary course of business,
(iv) all obligations under Interest Rate Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends payable by other Persons, the payment of which is secured by (or for which the Holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligations being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured), (vii) all guarantees by such Person of Guaranteed Indebtedness, (viii) all Disqualified Capital Stock (valued at the greater of book value and voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends) of such Person, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing or any liability of the types referred to in clauses (i) through
(viii) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value is to be determined in good faith by the board of directors (or any duly authorized committee thereof) of the issuer of such Disqualified Capital Stock, and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder.

      "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.

     "Junior Indebtedness" means any Indebtedness of the Company subordinated in right of payment of either principal, premium (if any) or interest thereon to the New Notes.

      "Leverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of all Indebtedness and Disqualified Capital Stock of the Company, excluding (a) Indebtedness and Guarantees thereof permitted to be incurred pursuant to clauses (d)(1), (2), (3), (4), (6) and (7) of "Certain Covenants--Limitation on Indebtedness," (b) Hedging Obligations permitted to be incurred pursuant to clause (e)(11) of the covenant described under "Certain Covenants--Limitation on Indebtedness" and (c) Junior Indebtedness of the Company to (ii) the Consolidated Net Worth of the Company.

      "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

      "Liquid Assets" shall include: (i) cash; (ii) any of the following instruments that have a remaining term to maturity not in excess of 90 days from the determination date: (a) repurchase agreements on obligations of, or are guaranteed as to timely receipt of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States provided that the party agreeing to repurchase such obligations is a primary dealer in United States government securities, (b) federal funds and deposit accounts, including but not limited to certificates of deposit, time deposits and bankers' acceptances of any United States depository institution or trust company incorporated under the laws of the United States or any state, provided that the debt of such depository institution or trust company at the date of acquisition thereof has been rated by Standard & Poor's Corporation in the highest short-term rating category or has an equivalent rating from another nationally recognized rating agency, or
(c) commercial paper of any corporation incorporated under the laws of the United States or any state thereof that on the date of acquisition is rated investment grade by Standard & Poor's Corporation or has an equivalent rating from another nationally recognized rating agency; (iii) any debt instrument which is an obligation of, or is guaranteed as to the receipt of principal and interest by the United States, its agencies or any U.S. government sponsored enterprise, or (iv) any mortgage-backed or mortgage- related security issued by the United States, its agencies, or any United States government sponsored enterprise which the payment of principal and interest from the mortgages underlying such securities will be passed through to the Holder thereof and which such security has a remaining weighted average maturity of 15 years or less. Notwithstanding the foregoing, Liquid Assets shall not include any debt instruments, securities or collateralized mortgage obligations (real estate mortgage investment conduits) that would be classified as a "High-Risk Mortgage Security" pursuant to the policy statement adopted by the Federal Financial Institutions Examination Counsel on February 10, 1992, as reflected in Volume I of the Federal Reserve Report Service, Part 3-1562.

      "Net Cash Proceeds" means, with respect to any issuance or sale of Capital Stock, or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, or any capital contribution in respect of Capital Stock, as referred to under "Certain Covenants, Limitation on Restricted Payments," the proceeds of such issuance or sale or capital contribution in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company), net of attorney's fees, accountant's fees and brokerage, consulting, underwriting and other fees and expenses actually incurred in connection with such issuance or sale or capital contribution and net of taxes paid or payable by the Company as a result thereof.

      "Non-Recourse Indebtedness" is defined to mean, with respect to any Person, Indebtedness of such Person for which (i) the sole recourse (excluding certain exceptions relating to fraud, intentional misrepresentation, proceeds of the assets, environmental liabilities and similar matters customary in non-recourse indebtedness) for collection of principal and interest on such Indebtedness is against the specific assets identified in the instruments evidencing or securing such Indebtedness, (ii) such assets were acquired with the proceeds of such Indebtedness or such Indebtedness was incurred concurrently with the acquisition of such assets; and (iii) no other assets (other than Credit Support) of such Person or of any other Person may be realized upon or in collection of principal or interest on such Indebtedness.

     "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment of principal, premium (if any) and interest thereon to the Notes.

     "Permitted Acquisition Indebtedness" means any secured funding arrangement with a financial institution or other lender to the extent (and only to the extent) funding thereunder is used exclusively to finance or refinance the purchase or origination of loans, real estate owned, equipment leases or other assets by the Company or a Subsidiary, or to provide financing subsequent to such purchase or origination.

     "Permitted Liens" is defined to mean (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens imposed by law and arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, progress payments, development obligations, government contracts, performance and return-of-money bonds and other obligations of a similar nature, in each case incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money or otherwise constituting a liability in accordance with GAAP); (v) with respect to property of the Company or any Subsidiary, Liens granted on such property or assets in favor of the Person from whom the Company or such Subsidiary acquired such property or assets which Liens secure the payment of a contingent portion of the purchase price of such property so long as such Liens are granted and such arrangement is entered into in the ordinary course of business of the Company; (vi) attachment or judgment Liens not giving rise to a Default or Event of Default and which are being contested in good faith by appropriate proceedings; (vii) easements, rights-of-way, restrictions, homeowners association assessments and similar charges or encumbrances that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries; (viii) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such property in the ordinary course of business of the Company or any Subsidiary or the value of such real property for the purpose of such business; (ix) Liens in favor of the Company or any Subsidiary that is a Wholly Owned Subsidiary of the Company; (x) Liens existing on the Closing Date;
(xi) Liens securing Non-Recourse Indebtedness of the Company or a Subsidiary thereof; (xii) Liens with respect to the property or assets of the Company or a Subsidiary securing Indebtedness permitted to be incurred pursuant to clauses (d)(1), (2), (3), (4), (6) and (7) of "Certain Covenants-- Limitations on Indebtedness," above; (xiii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Subsidiaries created in favor of the Holders; (xiv) Liens with respect to the property or assets of a Subsidiary granted by such Subsidiary to the Company to secure Indebtedness owing to the Company; (xv) Liens securing Indebtedness which is incurred to refinance Permitted Indebtedness, provided that such Liens constitute Permitted Liens under this clause (xvi) Liens only to the extent that they do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets securing the Indebtedness being refinanced; (xvii) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company or any of its Subsidiaries; (xviii) other Liens securing obligations not exceeding $1,000,000; and (xix) Liens securing Hedging Obligations of the Company or such Subsidiary so long as such Hedging Obligations relate to Indebtedness that is, and is permitted under the Indenture to be, secured by a Lien on the same property securing such Hedging Obligations.

     "Permitted Payment" means, so long as no Default or Event of Default is continuing,

              (a) the purchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company or any Affiliate (other than a Wholly-Owned Subsidiary) of the Company, Junior Indebtedness or Pari Passu Indebtedness in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege where, in connection therewith, cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds or Fair Market Value of property not constituting Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company or to an employee benefit plan of the Company or any of its Subsidiaries) of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds or Fair Market Value of such property received by the Company from the issuance of such shares of Qualified Capital Stock, to the extent so utilized, shall be excluded from clause (d)(iii) of the covenant described under "Covenants -Limitation on Restricted Payments" above; and

              (b) the repurchase, redemption, defeasance or other acquisition or retirement for value of any Junior Indebtedness or Pari Passu Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of new Indebtedness by the Company (such a transaction, a "refinancing"); provided, that any such new Indebtedness of the Company (i) shall be in a principal amount that does not exceed an amount equal to the sum of (A) the principal amount of the Indebtedness so refinanced and accrued but unpaid interest thereon less any discount from the face amount of such Indebtedness to be refinanced expected to be deducted from the amount payable to the holders of such Indebtedness in connection with such refinancing, (B) the amount of any premium expected to be paid in connection with such refinancing pursuant to the terms of the Junior Indebtedness or Pari Passu Indebtedness refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer, privately negotiated repurchase or otherwise and (C) the amount of legal, accounting, printing and other similar expenses of the Company incurred in connection with such refinancing; provided, further, that for purposes of this clause (i), the principal amount of any Indebtedness shall be deemed to mean the principal amount thereof or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination; (ii) (A) if such refinanced Indebtedness has an Average Life to Stated Maturity shorter than that of the Notes or a final Stated Maturity earlier than the final Stated Maturity of the New Notes, such new Indebtedness shall have an Average Life to Stated Maturity no shorter than the Average Life to Stated Maturity of such refinanced Indebtedness and a final Stated Maturity no earlier than the final Stated Maturity of such refinanced Indebtedness or (B) in all other cases each Stated Maturity of principal (or any required repurchase, redemption, defeasance or sinking fund payments) of such new Indebtedness shall be after the final Stated Maturity of principal of the New Notes; and
                      (iii) is (A) made expressly subordinated to or pari passu with the New Notes to substantially the same extent as the Indebtedness being refinanced or (B) expressly subordinate to such refinanced Indebtedness.

     "Permitted Repurchase Facilities" includes purchase and sale facilities pursuant to which the Company or a Subsidiary sells loans, real estate owned or other financial assets to a financial institution or other entity and agrees to repurchase such loans, real estate owned or financial assets.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

     "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary liquidation or dissolution of such Person, over Capital Stock of any other class in such Person.

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

     "Reference Period" with regard to any Person means the four full fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the New Notes or the Indenture for which financial information is available.

     "Restricted Payment" means

              (a) the declaration, payment or setting apart of any funds for the payment of any dividend on, or making of any distribution to holders of, the Capital Stock of the Company or any Subsidiary of the Company (other than (i) dividends or distributions in Qualified Capital Stock of the Company and (ii) dividends or distributions payable on or in respect of any class or series of Capital Stock of a Subsidiary of the Company as long as the Company receives at least its pro rata share of such dividends or distributions in accordance with its ownership interests in such class or series of Capital Stock);

              (b) the purchase, redemption or other acquisition or retirement for value, directly or indirectly, of any Capital Stock of the Company or any Affiliate of the Company (other than a Wholly-Owned Subsidiary, and other than the purchase from a non-Affiliate of the Company of Capital Stock of any joint venture or other Person which is an Affiliate of the Company solely because of the Company's direct or indirect ownership of 20% or more of the Voting Stock of such joint venture or other Person) except such as shall constitute a Permitted Payment; or

              (c) the making of any principal payments on, or repurchase, redemption, defeasance, retirement or other acquisition for value, directly or indirectly, of any Junior Indebtedness or Pari Passu Indebtedness, prior to any Stated Maturity of principal or scheduled redemption or defeasance of, or any scheduled sinking fund payment on, such Junior Indebtedness or Pari Passu Indebtedness, except such as shall constitute a Permitted Payment.

      "Securitization Entity" means any pooling arrangement or entity formed or originated for the purpose of holding, and/or issuing securities representing interests in, one or more pools of mortgages, leases, credit card receivables, home equity loan receivables, automobile loans, leases or installment sales contracts, other consumer receivables, real estate owned or other financial assets of the Company or any Subsidiary, and shall include, without limitation, any partnership, limited liability company, liquidating trust, grantor trust, owner trust, real estate mortgage investment conduit, real estate investment trust or collateralized bond obligation.

     "Significant Subsidiary" means any Subsidiary of the Company which accounted for 15% or more of the Consolidated Net Assets of the Company and its Subsidiaries as of the end of the fiscal quarter preceding the date of determination for which financial information is available or Consolidated EBITDA of the Company and its Subsidiaries for the Reference Period.

      "Stated Maturity" when used with respect to any Indebtedness (including, without limitation, the New Notes) means the dates specified in the instrument governing such Indebtedness as the fixed dates on which any principal amount of such Indebtedness is due and payable (including, without limitation, by reason of any required redemption, purchase, defeasance or sinking fund payment) and, when used with respect to any installment of interest on Indebtedness, means the date on which such installment is due and payable.

      "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of Voting Stock thereof is at the time owned or Controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

      "Unsecured Debt Coverage Ratio" means, with respect to any Person for any period, the ratio of Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company incurs, assumes, guarantees or redeems any Indebtedness (including any Indebtedness which constitutes Acquired Indebtedness) subsequent to the commencement of the period for which the Unsecured Debt Coverage Ratio is being calculated but prior to the event for which the calculation of the Unsecured Debt Coverage Ratio is made (the "Calculation Date"), then the Unsecured Debt Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, as if the same had occurred at the beginning of the applicable four-quarter period, including an assumption of investment returns at the rate equal to the higher of the six-month Treasury bill rate or six-month LIBOR at the beginning of such four-quarter period. For purposes of making the computation referred to above, investments in the equity of, or other acquisitions or dispositions, which constitute all or substantially all of an operating unit of a business and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Subsidiaries, including all mergers, consolidations and dispositions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter period. If since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any investment in the equity of, or other acquisition or disposition, which constitutes all or substantially all of an operating unit of a business, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, then the Unsecured Debt Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period. Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

      "Voting Stock" means Capital Stock of the class or classes of which the holders have (i) in respect of a corporation, the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (ii) in respect of a partnership, the general voting power under ordinary circumstances to elect the board of directors or other governing board of such partnership or of the Person which is a general partner of such partnership.

      "Wholly-Owned Subsidiary" means a Subsidiary all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

                            DESCRIPTION OF OLD NOTES

     The terms of the Old Notes are identical in all material respects to the New Notes, except that (i) the Old Notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon the consummation of this Exchange Offer, except under limited circumstances); and (ii) the New Notes will not provide for any increase in the Interest Rate thereon. The Old Notes provide that, in the event that either (i) the Registration Statement is not filed with the Commission on or prior to November 15, 1997, (ii) the Registration Statement is not declared effective on or prior to December 30, 1997 or (iii) the Exchange Offer is not consummated or a Shelf Registration Statement with respect to the Old Notes is not declared effective on or prior to February 15, 1998, the interest rate borne by the Old Notes shall be increased by one-half of one percent per annum following November 15, 1997 in the case of clause (i) above, following December 30, 1997 in the case of clause (ii) above, or following February 15, 1998 in the case of clause (iii) above, which rate will be increased by an additional one-half of one percent per annum for each 90-day period that such additional interest continues to accrue. The aggregate amount of such increase from the original interest rate pursuant to these provisions will in no event exceed one percent per annum. Upon (x) the filing of the Registration Statement for the Exchange Offer after November 15, 1997, (y) the effectiveness of the Registration Statement after December 30, 1998 or (z) the day before the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after February 15, 1998, the interest rate borne by the Old Notes from the date of consummation or effectiveness, as the case may be, will be reduced to the original interest rate if the Company is otherwise in compliance with such requirements; provided that if after any such reduction in interest rate, a different event specified in clause (i), (ii) or (iii) above occurs, the interest rate may again be increased and thereafter reduced pursuant to the foregoing provisions. The New Notes are not, and upon consummation of the Exchange Offer the Old Notes will not be, entitled to any such additional interest. See, "Risk Factors -- Certain Consequences of a Failure to Exchange Old Notes" and "Description of the New Notes."

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal federal income tax consequences of the exchange of the Old Notes for the New Notes. This summary does not address the tax consequences to a person that may be subject to special treatment under the United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers in securities or currencies, persons that hold the New Notes as part of a position in a "straddle" or as part of a "hedging, "conversion" or other integrated investment transaction for federal income tax purposes, persons whose functional currency is not the United States dollar or persons that do not hold the New Notes as capital assets.

     The statements of law or legal conclusions set forth in this summary constitute the opinion of Ledgewood Law Firm, P.C. ("Ledgewood"), tax counsel to the Company. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of the New Notes. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the exchange of the Old Notes for the New Notes may differ from the treatment described below.

     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE EXCHANGE OF THE OLD NOTES FOR THE NEW NOTES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Exchange of Notes

     The exchange of Old Notes for New Notes will not be a taxable event to beneficial owners of the Old Notes for federal income tax purposes. The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the New Notes will not differ materially in kind or extent from the Old Notes and because the exchange will occur by operation of the terms of the Old Notes. Accordingly, a Holder will have the same adjusted tax basis and holding period in the New Notes as the Holder had in the Old Notes immediately before the exchange.

Sales or Redemption of the New Notes

     Gain or loss will be recognized by a Holder on a sale of the New Notes (including a redemption for cash) in an amount equal to the difference between the amount realized and the Holder's adjusted tax basis in the New Notes (which will equal the Holder's adjusted tax basis in the Old Notes) sold or so redeemed. Gain or loss recognized by a Holder on New Notes held for more than eighteen months (which holding period will include the time during which the Holder held the Old Notes) will generally be taxable as long-term capital gain or loss generally subject to a maximum federal income tax rate of 20%. New Notes held for between twelve and eighteen months will generally be subject to a maximum federal income tax rate of 28%.

     A Holder that disposes of New Notes between record dates for payments of interest (and consequently does not receive interest from the Company for the period prior to such disposition) will nevertheless be required to include in income as ordinary income accrued but unpaid interest on the New Notes through the date of disposition.

     A Holder will recognize a capital loss on the disposition of New Notes to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Holder's adjusted tax basis in the New Notes (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

United States Alien Holders

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust.

     Under present United States federal income tax law: (i) payments by the Company or any of its paying agents to any Holder who or which is a United States Alien Holder will not be subject to United Stated federal withholding tax; provided, that (a) the Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the Holder is not a controlled foreign corporation that is related to the Company through stock ownership and (c) either (A) the Holder certifies to the Company under penalties of perjury, that it is not a Untied States Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") certifies to the Company, under penalties of perjury, that such statement has been received from the Holder by it or by a financial Institution holding such security for the Holder and furnishes the Company with a copy thereof; and (ii) a United States Alien Holder of a New Note will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a New Note.

     New Treasury regulations adopted on October 6, 1997 (the "New Regulations") provide alternative methods for satisfying the certification requirement described in clause (i)(c) above. The New Regulations also require, in the case of New Notes held by a foreign partnership, that (x) the certification described in clause (i)(c) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The New Regulations are to be effective for payments made after December 31, 1998.

Backup Withholding

     Payments made on, and proceeds from the sale of, New Notes may be subject to a "backup" withholding tax of 31% unless the Holder

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complies with certain certification requirements. Any withheld amounts will be allowed as a credit against the Holder's United States federal income tax, provided the required information is provided to the Internal Revenue Service on a timely basis.

ERISA Considerations

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to such Plans. Assuming the Old Notes were permitted investments for a Plan, the exchange of the Old Notes for the New Notes will have no adverse consequences.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Notes received in exchange for Old Notes if such Old Notes were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer--Resales of New Notes." The Company will not receive any cash from proceeds from the issuance of the New Notes offered hereby. New Notes received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                            VALIDITY OF THE NEW NOTES

     Certain matters of Delaware law relating to the validity of the New Notes and the enforceability of the Indenture and certain matters relating to federal income taxation will be passed upon by Ledgewood Law Firm, P.C., counsel to the Company.

                                     EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended September 30, 1996 have been so incorporated in reliance on the report of Grant Thornton LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's By-laws provide for indemnification of the Company's officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Company maintains directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

Item 21. Exhibits and Financial Statement Schedules.

              a.      Exhibits.

                      3.   (a)*  Articles of Incorporation of registrant.
                           (b)*  By-Laws of registrant.

                      5. Opinion of Ledgewood Law Firm, P.C., as to the legality of the securities being registered (including consent).

                      8. Opinion of Ledgewood Law Firm, P.C., as to certain tax matters (including consent).

                      10.  (a)   12% Senior Note due 2004
                           (b)   Trust Indenture Relating to Senior Notes
                           (c)   Registration Rights Agreement
                           (d)*  Employment Agreement between registrant and
                                 Edward E. Cohen.
                           (e)*  Contribution Agreement between Resource
                                 Leasing, Inc. and Abraham Bernstein.

                           (f)* Employment Agreement between Fidelity Leasing, Inc. and Abraham Bernstein.
                           (g)* Employment Agreement between registrant and Daniel G. Cohen.
                           (h)*  1984 Key Employee Stock Option Plan
                           (i)*  1989 Employee Stock Ownership Plan.
                           (j)*  1989 Key Employee Stock Option Plan.
                           (k)*  1997 Employee Stock Ownership Plan.
                           (l)*  1997 Stock Option Plan for Directors.
                           (m)* Fidelity Mortgage Funding, Inc. 1997 Key Employee Stock Option Plan.
                           (n)* Grant of Incentive Stock Option Pursuant to the Fidelity Mortgage Funding, Inc. 1997 Key Employee Stock Option Plan.

                      11.  *Statement re: computation of per share earnings.

                      21.  *Subsidiaries of the registrant.

                      23.  (a)   Consent of Grant Thornton LLP.
                           (b)   Consents of Ledgewood Law Firm, P.C. (included
                                 in Exhibits 5 and 8).

                      24. Power of Attorney (included as part of signature pages to this registration statement).

--------------------
* Exhibit 3(a) appears as an exhibit to registrant's Annual Report on Form 10-K ("10-K Report") for its 1983 fiscal year and in its definitive proxy statement for its September 9, 1996 Special Meeting of Shareholders; Exhibit 3(b) appears as an exhibit to registrant's 10-K Report for its 1984 fiscal year; Exhibits 10(d), 10(g) and 10(m) appear as exhibits to registrant's 10-Q Report for the quarter ended March 31, 1997; Exhibits 10(e) and 10(f) appear as exhibits to registrant's 10-K Report for its 1996 fiscal year; Exhibit 10(h) appears as an exhibit to registrant's 10-K Report for its 1984 fiscal year; Exhibits 10(i), 10(j), 10(k) and 10(l) appear as exhibits to registrant's 10-K Report for its 1995 fiscal year; Exhibit 10(m) appears as an exhibit to registrant's 10-K Report for its 1989 fiscal year; Exhibits 11 and 21 appear as exhibits to registrant's November, 1996 registration statement on Form S-1.

Item 22.  Undertakings.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on November 13, 1997.


                                               RESOURCE AMERICA, INC.



                                               By: /s/ Edward E. Cohen
                                                   -----------------------------
                                                   Edward E. Cohen, Chairman of
                                                   the Board of Directors, Chief
                                                   Executive Officer and
                                                   President


                                POWER OF ATTORNEY

     Each person whose signature appears below in so signing also makes, constitutes and appoints Edward E. Cohen and Michael L. Staines, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or said attorney-in-fact's substitute or substitutes may do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Edward E. Cohen                                    Date:  November 13, 1997
---------------------------------
EDWARD E. COHEN, Chairman of the
Board of Directors, Chief
Executive Officer, President and
Director
(Chief Executive Officer)

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]


/s/ Carlos C. Campbell                                 Date:  November 13, 1997
---------------------------------
CARLOS C. CAMPBELL, Director

/s/ Daniel G. Cohen                                    Date:  November 13, 1997
---------------------------------
DANIEL G. COHEN, Executive Vice
President and Director

/s/ Andrew M. Lubin                                    Date:  November 13, 1997
---------------------------------
ANDREW M. LUBIN, Director

/s/ Scott F. Schaeffer                                 Date:  November 13, 1997
---------------------------------
SCOTT F. SCHAEFFER, Executive Vice
President and Director

/s/ Alan D. Schrieber                                  Date:  November 13, 1997
---------------------------------
ALAN D. SCHREIBER, M.D., Director

/s/ Michael L. Staines                                 Date:  November 13, 1997
---------------------------------
MICHAEL L. STAINES, Senior Vice
President, Secretary and
Director

/s/ John S. White                                      Date:  November 13, 1997
---------------------------------
JOHN S. WHITE, Director

/s/ Steven Kessler                                     Date:  November 13, 1997
---------------------------------
STEVEN J. KESSLER, Senior Vice
President-Finance and Chief
Financial Officer

/s/ Nancy J. McGurk                                    Date:  November 13, 1997
---------------------------------
NANCY J. MCGURK, Vice President-
Finance
(Chief Accounting Officer)